                                                                  Exhibit 4.22.1

===============================================================================

                         PASS THROUGH TRUST AGREEMENT A

                          Dated as of October 18, 2001

                                     between

                         SOUTH POINT ENERGY CENTER, LLC,

                             BROAD RIVER ENERGY LLC,

                               ROCKGEN ENERGY LLC,

                                       and

          STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL
                                   ASSOCIATION,
                   not in its individual capacity, but solely
                             as Pass Through Trustee

        South Point, Broad River and RockGen Series A Pass Through Trust

                   8.400% Pass Through Certificates, Series A

===============================================================================

                                TABLE OF CONTENTS

                                                                                                            PAGE
SECTION 1.         DEFINITIONS...........................................................................    2

  Section 1.1            Definitions.....................................................................    2

  Section 1.2            Compliance Certificates and Opinions............................................    9

  Section 1.3            Form of Documents Delivered to Pass Through Trustee.............................   10

  Section 1.4            Acts of Holders.................................................................   11

  Section 1.5            Conflict with Trust Indenture Act...............................................   12

SECTION 2.         ACQUISITION OF LESSOR NOTES; ORIGINAL ISSUANCE OF CERTIFICATES........................   12

  Section 2.1            Issuance of Certificates; Acquisition of Lessor Notes...........................   12

  Section 2.2            Acceptance by Pass Through Trustee..............................................   14

  Section 2.3            Limitation of Powers............................................................   14

SECTION 3.         THE CERTIFICATES.....................................................................    15

  Section 3.1            Form, Denomination and Execution of Certificates................................   15

  Section 3.2            Authentication of Certificates..................................................   15

  Section 3.3            Temporary Certificates..........................................................   16

  Section 3.4            Registration of Transfer and Exchange of Certificates...........................   16

  Section 3.5            Mutilated, Destroyed, Lost or Stolen Certificates...............................   18

  Section 3.6            Persons Deemed Owners...........................................................   18

  Section 3.7            Cancellation....................................................................   18

  Section 3.8            Limitation of Liability for Payments............................................   19

  Section 3.9            Book-Entry and Definitive Certificates..........................................   19

  Section 3.10           Form of Certification...........................................................   22

SECTION 4.         DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS.......................................   22

  Section 4.1            Certificate Account and Special Payments Account................................   22

  Section 4.2            Distributions from Certificate Account and Special Payments Account.............   23

  Section 4.3            Statements to Certificateholders................................................   25

  Section 4.4            Investment of Special Payment Moneys............................................   25

SECTION 5.         FINANCIAL STATEMENTS AND OTHER REPORTS................................................   26

SECTION 6.         DEFAULT...............................................................................   26

                                        i

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
  Section 6.1            Events of Default...............................................................   26

  Section 6.2            Incidents of Sale of Lessor Notes...............................................   27

  Section 6.3            Judicial Proceedings Instituted by Pass Through Trustee.........................   28

  Section 6.4            Control by Certificateholders...................................................   29

  Section 6.5            Waiver of Defaults..............................................................   29

  Section 6.6            Undertaking to Pay Court Costs..................................................   30

  Section 6.7            Right of Certificateholders to Receive Payments Not to Be Impaired..............   30

  Section 6.8            Certificateholders May Not Bring Suit Except Under Certain Conditions...........   31

  Section 6.9            Remedies Cumulative.............................................................   31

SECTION 7.         THE PASS THROUGH TRUSTEE..............................................................   31

  Section 7.1            Certain Duties and Responsibilities.............................................   31

  Section 7.2            Notice of Defaults..............................................................   32

  Section 7.3            Certain Rights of Pass Through Trustee..........................................   33

  Section 7.4            Not Responsible for Recitals; Issuance of Certificates..........................   34

  Section 7.5            May Hold Certificates...........................................................   34

  Section 7.6            Money Held in Pass Through Trust................................................   34

  Section 7.7            Compensation, Reimbursement and Indemnification.................................   34

  Section 7.8            Corporate Trustee Required; Eligibility.........................................   35

  Section 7.9            Resignation and Removal: Appointment of Successor...............................   35

  Section 7.10           Acceptance of Appointment by Successor..........................................   37

  Section 7.11           Merger, Conversion, Consolidation or Succession to Business.....................   37

  Section 7.12           Maintenance of Agencies.........................................................   38

  Section 7.13           Money for Certificate Payments to Be Held in Trust..............................   39

  Section 7.14           Registration of Lessor Notes in Pass Through Trustee's Name.....................   40

  Section 7.15           Withholding Taxes; Information Reporting........................................   40

  Section 7.16           Pass Through Trustee's Liens....................................................   40

SECTION 8.         CERTIFICATEHOLDERS' LISTS AND REPORTS.................................................   40

  Section 8.1            The Facility Lessees to Furnish Pass Through Trustee
                         with Names and Addresses of Certificateholder...................................   40

  Section 8.2            Preservation of Information.....................................................   41

  Section 8.3            Reports by the Facility Lessees.................................................   41

                                       ii

  Section 8.4            Reports by the Pass Through Trustee.............................................   41

SECTION 9.         SUPPLEMENTAL TRUST AGREEMENTS.........................................................   41

  Section 9.1            Supplemental Trust Agreement Without Consent of Certificateholders..............   41

  Section 9.2            Supplemental Trust Agreements with Consent of Certificateholders................   42

  Section 9.3            Documents Affecting Immunity or Indemnity.......................................   43

  Section 9.4            Execution of Supplemental Trust Agreements......................................   44

  Section 9.5            Effect of Supplemental Trust Agreements.........................................   44

  Section 9.6            Reference in Certificates to Supplemental Trust Agreements......................   44

  Section 9.7            Conformity with Trust Indenture Act.............................................   44

SECTION 10.        AMENDMENTS AND CONSENTS TO COLLATERAL TRUST INDENTURE AND OTHER OPERATIVE DOCUMENTS...   44

SECTION 11.        TERMINATION OF PASS THROUGH TRUST.....................................................   45

  Section 11.1           Termination of the Pass Through Trust...........................................   45

SECTION 12.        MISCELLANEOUS PROVISIONS..............................................................   46

  Section 12.1           Limitation on Rights of Certificateholders......................................   46

  Section 12.2           Certificates Nonassessable and Fully Paid.......................................   46

  Section 12.3           Notices.........................................................................   46

  Section 12.4           Successors and Assigns..........................................................   48

  Section 12.5           Business Day....................................................................   48

  Section 12.6           GOVERNING LAW...................................................................   48

  Section 12.7           Severability....................................................................   48

  Section 12.8           Benefits of Pass Through Trust Agreement........................................   48

  Section 12.9           Counterparts....................................................................   48

  Section 12.10          Headings and Table of Contents..................................................   48

  Section 12.11          Further Assurances..............................................................   49

  Section 12.12          Statement of Intent.............................................................   49

                         PASS THROUGH TRUST AGREEMENT A

         This PASS THROUGH TRUST AGREEMENT A, dated as of October 18, 2001 (this "Pass Through Trust Agreement"), with respect to the formation of the South Point, Broad River and RockGen Series A Pass Through Trust (the "Pass Through Trust"), between SOUTH POINT ENERGY CENTER, LLC, a Delaware limited liability company ("South Point"), BROAD RIVER ENERGY LLC, a Delaware limited liability company ("Broad River"), ROCKGEN ENERGY LLC, a Wisconsin limited liability company ("RockGen," and together with South Point and Broad River, the "Facility Lessees" and individually each a "Facility Lessee"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, as Pass Through Trustee (the "Pass Through Trustee").

                              W I T N E S S E T H :

         WHEREAS, the Facilities Lessees, the Pass Through Trustee, and certain other parties named therein have entered into the Participation Agreements referred to on Schedule 1 hereto, pursuant to which the Facilities Lessees and, in the case of the South Point Facility, CCFC (as defined below) have agreed to sell, assign or otherwise transfer to the Owner Lessors certain Undivided Interests in the South Point facility, the Broad River facility and the RockGen facility (each, a "Facility" and together, the "Facilities"), and the Facility Lessees have agreed to lease or sublease from the Owner Lessors such Undivided Interests in the Facilities;

         WHEREAS, the Facilities Lessees, the Pass Through Trustee, and certain other parties named therein have entered into the Participation Agreements referred to on Schedule 1 hereto, pursuant to which the Facilities Lessees and, in the case of the South Point Facility, CCFC (as defined below) have agreed to lease, assign or otherwise transfer to the Owner Lessors certain Ground Interests in the South Point Site, the Broad River Site and the RockGen Site (together, the "Facility Sites"), and the Facility Lessees have agreed to lease or sublease from the Owner Lessors such Ground Interests;

         WHEREAS, CCFC, South Point, Broad River and RockGen will consummate the sale or assignment to and lease or sublease from the Owner Lessors of the Undivided Interests in Facilities and the Ground Interests in the Facility Sites on the Closing Date;

         WHEREAS, on the Closing Date, each Owner Lessor will enter into a Collateral Trust Indenture and issue, on a non-recourse basis, Lessor Notes thereunder to finance a portion of the purchase price for the related Undivided Interests purchased or assumed by such Owner Lessor;

         WHEREAS, subject to the terms and conditions of this Pass Through Trust Agreement, the Pass Through Trust will purchase Lessor Notes issued in connection with the purchase or assumption of the Undivided Interests in the Facilities from South Point, Broad River and RockGen on the Closing Date and will hold all such Lessor Notes in trust for the benefit of the Certificateholders;

         WHEREAS, the Pass Through Trustee, upon the execution and delivery of this Pass Through Trust Agreement, hereby declares the creation of this Pass Through Trust for the benefit of the Certificateholders, and the initial Certificateholders as the grantors of the Pass Through Trust and by their respective acceptances of the Certificates join in the creation of this Pass Through Trust with the Pass Through Trustee; and

         WHEREAS, to facilitate the sale of Lessor Notes to the Pass Through Trust and the purchase of Lessor Notes by the Pass Through Trust, the Facility Lessees are, on a joint and several basis, undertaking to perform certain administrative and ministerial duties hereunder and are also undertaking to pay the fees and expenses of the Pass Through Trustee.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and of the other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    DEFINITIONS

     Section 1.1   Definitions.

              (a) Unless the context hereof otherwise requires, capitalized terms used in this Pass Through Trust Agreement, including those in the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the applicable Participation Agreement. The general provisions of Appendix A to such Participation Agreement shall apply to the terms used in this Pass Through Trust Agreement and specifically defined herein.

              (b) As used in this Pass Through Trust Agreement, the following terms shall have the respective meanings assigned thereto as follows:

                   "Act", when used with respect to any Holder, shall have the meaning specified in Section 1.4.

                   "Authorized Agent" shall mean any Paying Agent or Registrar.

                   "Avoidable Tax" shall have the meaning specified in Section 7.9(e).

                   "Book-Entry Certificate" shall mean a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.9.

                   "CCFC" shall mean Calpine Construction Finance Company, L.P.

                   "Certificate" shall mean any one of the certificates executed and authenticated by the Pass Through Trustee, substantially in the form of Exhibit A hereto.

                   "Certificate Account" shall mean that account or accounts created and maintained pursuant to Section 4.1(a).

                   "Certificate Owner" shall mean, when used in Section 3.9, the Person for whom a Clearing Agency Participant acts.

                   "Certificate Owner Request" shall mean a request to the Pass Through Trustee to receive the reports and other information the Facility Lessees or any other Person is required to furnish to the Pass Through Trustee pursuant to the Operative Documents, which request certifies that the Person making the request is a Certificateholder or Certificate Owner. Any Certificateholder or Certificate Owner making a Certificate Owner Request may specify its election to receive such information from the Pass Through Trustee on an ongoing basis.

                   "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Register, except that, when used in Section 3.9, such term means the Certificate Owners.

                   "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                   "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

                   "Clearstream" shall have the meaning specified in
          Section 3.9.

                   "Collateral Trust Indenture" shall mean (i) an Indenture of Trust, Mortgage and Security Agreement between an Owner Lessor and the Indenture Trustee, entered into pursuant to the Participation Agreement, as the same may be amended or supplemented in accordance with its terms and (ii) any Indenture of Trust, Mortgage and Security Agreement, or analogous document, between a Facility Lessee and an Indenture Trustee, entered into in connection with the assumption by such Facility Lessee of the indebtedness evidenced by any Lessor Note, as the same may be amended or supplemented in accordance with its terms.

                   "Consideration" shall have the meaning specified in Section 2.1.

                   "Corporate Trust Office" shall mean, with respect to the Pass Through Trustee, any Lessor Manager or any Indenture Trustee, the office of such trustee or manager, as the case may be, in the city in which at any particular time its corporate trust business shall be principally administered.

                   "Cut-Off Date" shall mean December 1, 2001.

                   "Default" shall mean any event which is or, after notice or lapse of time or both would become, an Event of Default.

                   "Definitive Certificates" shall have the meaning specified in
          Section 3.9.

                   "Direction" shall have the meaning specified in Section
          1.4(c).

                   "Distribution Date" shall mean, with respect to distributions of Scheduled Payments, each May 30 and November 30 until payment of all the Scheduled Payments to be made under the Lessor Notes have been made, commencing on May 30, 2002.

                   "DTC" shall mean The Depository Trust Company and any successor that is a Clearing Agency.

                   "Escrow Account" shall have the meaning specified in Section 2.1(b).

                   "Escrowed Funds" shall have the meaning specified in Section 2.1(b).

                   "Euroclear" shall have the meaning specified in Section 3.9.

                   "Event of Default" shall have the meaning specified in
          Section 6.1(a).

                   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                   "Facility Lessee" or "Facility Lessees" shall have the meaning specified in the preamble hereto.

                   "Fractional Undivided Interest" shall mean the fractional undivided interest in the Pass Through Trust that is evidenced by a Certificate.

                   "Holder" shall have the meaning set forth in the definition of "Certificateholder".

                   "Indenture Trustee" shall mean a bank or trust company acting as indenture trustee under an applicable Collateral Trust Indenture, and any successor to such Indenture Trustee as such trustee. The term "Indenture Trustee" refers to any one or all of such Indenture Trustees, as the context requires.

                   "Institutional Accredited Investor" shall mean an institutional "accredited investor", as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                   "Issuance Date" shall mean October 18, 2001.

                   "Lease" shall mean a facility lease or sublease agreement between an Owner Lessor, as the lessor or sublessor (as applicable), and a Facility Lessee, as the lessee or sublessee (as applicable), entered into pursuant to the Participation Agreement, as such facility lease agreement may be amended or supplemented in accordance with its terms. The term "Lease" refers to any one or all of such facility lease or sublease agreements, as the context requires.

                   "Lease Event of Default" shall mean any Lease Event of Default (as such term is defined in a Lease).

                   "Lease Indenture Default" shall mean any event which is, or after notice or lapse of time or both would become, a Lease Indenture Event of Default.

                   "Lease Indenture Event of Default" shall mean any Lease Indenture Event of Default (as such term is defined in the applicable Collateral Trust Indenture).

                   "Lease Transaction" shall mean a lease transaction in respect of an Undivided Interest between a Facility Lessee and an Owner
          Lessor that is financed in part by the issuance of Lessor Notes to the Pass Through Trust, as contemplated by the Participation
          Agreement and the agreements and instruments referred to therein.

                   "Lessor Manager" shall mean Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as Lessor Manager under the LLC Agreement, and each other Person which may from time to time be acting as Lessor Manager in accordance with the provisions of the LLC Agreement.

                   "Lessor Note" shall mean any one of the Series A Lessor Notes (as defined in the Collateral Trust Indenture) issued under a Collateral Trust Indenture, including any Lessor Note (as so defined) issued under the Collateral Trust Indenture in replacement or substitution therefor, held by the Pass Through Trustee.

                   "Letter of Representations" shall mean the letter of representations among the Facility Lessees, the Pass Through Trustee and the initial Clearing Agency.

                   "Operative Documents" shall mean, as the context may require, the South Point Operative Documents, the Broad River Operative Documents and the RockGen Operative Documents.

                   "Other Certificates" shall mean the pass through trust certificates issued pursuant to the Other Pass Through Trust Agreement.

                   "Other Pass Through Trustee" shall mean the Pass Through Trustee pursuant to the Other Pass Through Trust Agreement.

                   "Other Pass Through Trust Agreement" shall mean the Pass Through Trust Agreement B, dated as of date hereof.

                   "Outstanding" shall mean, when used with respect to Certificates, as of the date of determination, and subject to
          Section 1.4(c), all Certificates theretofore authenticated and delivered under this Pass Through Trust Agreement, except:

                   (i) Certificates theretofore canceled by the Registrar or delivered to the Pass Through Trustee or the Registrar for cancellation;

                   (ii) Certificates for which money in the full amount thereof has been theretofore deposited with the Pass Through Trustee or any Paying Agent in trust for the holders of such Certificates as provided in Section 4.1 pending distribution of such money to the Certificateholders pursuant to the final distribution payment to be made pursuant to Section 11.1; and

                   (iii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Pass Through Trust Agreement.

                   "Owner Lessor" shall mean one or more, as the context may require, of the South Point Owner Lessors, the Broad River Owner Lessors or the RockGen Owner Lessors.

                   "Owner Participant" shall mean one or more, as the context may require, of the South Point Owner Participants, the Broad River Owner Participants or the RockGen Owner Participants.

                   "Participation Agreement" shall mean one or more, as the context may require, of the Participation Agreements enumerated on
          Schedule I hereto among a Facility Lessee, an Owner Participant, an Owner Lessor, a Lessor Manager, an Indenture Trustee and the Pass Through Trustee, providing for the Lease Transaction.

                   "Pass Through Trust" shall mean the trust created by this Pass Through Trust Agreement, the estate of which consists of the Trust Property.

                   "Pass Through Trustee" shall mean the Pass Through Trustee referred to in the preamble hereto and the Other Pass Through Trustee, and each other Person that may be acting as a pass through trustee in accordance with the provisions provided herein or in the Other Pass Through Trust Agreement.

                   "Paying Agent" shall mean the paying agent maintained and appointed pursuant to Section 7.12.

                   "Permanent Regulation S Global Certificate" shall have the meaning specified in Section 3.9.

                   "Permitted Government Investment" shall mean the direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days or such lesser time as is necessary for payment of any Special Payments on a Special Distribution Date.

                   "Postponement Notice" shall mean an Officer's Certificate of the Facility Lessees (1) requesting that the Pass Through Trustee temporarily postpone the purchase of the Lessor Notes to a date later than the Issuance Date, (2) identifying the amount of the purchase price of each Lessor Note and the aggregate purchase price of the Lessor Notes, (3) setting forth the reasons for such postponement, and (4) either (a) setting a Transfer Date (which shall be on or prior to the Cut-off Date) for payment by the Pass Through Trustee of such purchase price and the issuance of the Lessor Notes, or (b) indicating that the Transfer Date (which shall be on or prior to the Cut-off Date) will be set by subsequent written notice not less than one Business Day prior to such Transfer Date.

                   "Record Date" shall mean (i) for Scheduled Payments to be distributed on any Distribution Date, other than the final distribution, the day (whether or not a Business Day) which is fifteen days preceding such Distribution Date, and (ii) for Special Payments to be distributed on any Special Distribution Date, other than the final distribution, the day (whether or not a Business Day) which is fifteen days preceding such Special Distribution Date.

                   "Register" and "Registrar" shall mean the register maintained and the registrar appointed pursuant to Sections 3.4 and 7.12.

                   "Regulation S Global Certificate" shall have the meaning specified in Section 3.9.

                   "Request" shall mean a request by a Facility Lessee, an Owner Lessor, or any Indenture Trustee setting forth the subject matter of the request accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.2.

                   "Responsible Officer" shall mean, when used with respect to the initial Pass Through Trustee, any initial Indenture Trustee or any Lessor Manager, means any officer in the Corporate Trust Office having direct responsibility for the administration of the Operative Documents; when used with respect to any successor Pass Through Trustee, or successor Indenture Trustee, means the chairman or vice-chairman of the board of directors or trustees, the chairman or vice-chairman of the executive or standing committee of the board of directors or trustees, the president, the chairman of the committee on trust matters, any vice-president, any second vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the comptroller and any assistant comptroller, and, when used with respect to the Pass Through Trustee and any Indenture Trustee, also means any other officer of the Pass Through Trustee or any Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, when used with respect to the Pass Through Trustee, any Indenture Trustee or any Lessor Manager with respect to a particular corporate trust matter, or any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                   "Restricted Certificate" shall have the meaning specified in
          Section 3.1.

                   "Restricted Global Certificate" shall have the meaning specified in Section 3.9.

                   "Scheduled Payment" shall mean, with respect to a Distribution Date, any payment (other than a Special Payment) of principal and interest on a Lessor Note, due from the applicable Owner Lessor, which payment represents the payment of a regularly scheduled installment of principal then due on such Lessor Note, or the payment of regularly scheduled interest accrued on such Lessor Note.

                   "SEC" shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

                   "Securities Act" shall mean the Securities Act of 1933, as amended.

                   "Special Distribution Date" shall mean (i) with respect to the prepayment of any Lessor Notes, the day on which such prepayment is scheduled to occur pursuant to the terms of the applicable Collateral Trust Indenture and (ii) with respect to any Special Payment relating to a Lessor Note other than as described in clause
          (i) of the definition of Special Payment, the earliest second day of a month for which it is practicable for the Pass Through Trustee to give notice pursuant to Section 4.2(c).

                   "Special Payment" shall mean (i) any payment of principal, premium, if any, and interest on a Lessor Note resulting from the prepayment or redemption of such Lessor Note pursuant to the applicable provisions of the applicable Collateral Trust Indenture,
          (ii) any payment of principal and interest (including any interest accruing upon default) on, or any other amount in respect of, such Lessor Note upon a Lease Indenture Event of Default in respect thereof or upon the exercise of remedies under the applicable Collateral Trust Indenture, (iii) any Special Payment referred to in clause (i) of this definition or any Scheduled Payment which is not in fact paid within five days of the Special Distribution Date or Distribution Date applicable thereto, or (iv) any proceeds from the sale of any Lessor Note by the Pass Through Trustee pursuant to
          Section 6 hereof.

                   "Special Payments Account" shall mean the account or accounts created and maintained pursuant to Section 4.1(b).

                   "Specified Investments" shall mean with respect to the Pass Through Trust (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's or a least A-2 or its equivalent by S&P, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $100,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's or S& P; provided, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar-denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in clause (iii) above or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $100,000,000 with any of the obligations described in clauses (i) through (iv) above as collateral; provided, that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase federal funds from an entity described in clause (iii) above.

                   "Temporary Regulation S Global Certificate" shall have the meaning specified in Section 3.9.

                   "Transfer Date" shall have the meaning assigned to the term "Closing Date" in the Participation Agreement, and in any event refers to such date as it may be changed from time to time in accordance with the terms of the Participation Agreement.

                   "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and as in force on the date on which this Pass Through Trust Agreement was executed and delivered, except as provided in Section 9.7; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" shall mean, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                   "Trust Property" shall mean the Lessor Notes held as the property of the Pass Through Trust created hereby and all monies at any time paid thereon and all monies due and to become due thereunder, funds from time to time deposited in the Escrow Account, the Certificate Account and the Special Payments Account and any proceeds from the sale by the Pass Through Trustee pursuant to
          Section 6 hereof of any Lessor Note.

                   "Undivided Interest" shall mean, as the context may require, a South Point Undivided Interest, a Broad
          River Undivided Interest or a RockGen Undivided Interest.

  Section 1.2   Compliance Certificates and Opinions.

          (a) Upon any application or request by a Facility Lessee, an Owner Lessor or any Indenture Trustee to the Pass Through Trustee to take any action under any provision of this Pass Through Trust Agreement, such Facility Lessee, such Owner Lessor or such Indenture Trustee, as the case may be, shall furnish to the Pass Through Trustee an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Pass Through Trust Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Pass

Through Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

          (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Pass Through Trust Agreement shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

  Section 1.3   Form of Documents Delivered to Pass Through Trustee.

          (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

          (b) Any Officer's Certificate may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the signer of such Officer's Certificate knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon an Officer's Certificate stating that the information with respect to such factual matters is in the possession of the signer of such Officer's Certificate, unless such counsel knows that the certificate or opinions or representations with respect to such matters are erroneous.

          (c) Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

          (d) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Pass Through Trust Agreement, they may, but need not, be consolidated and form one instrument.

  Section 1.4 Acts of Holders.

          (a) Any direction, consent, waiver, demand, authorization, request, approval or other action provided by this Pass Through Trust Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Pass Through Trustee and, where it is hereby expressly required, to any Facility Lessee, any Owner Lessor or any Indenture Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Pass Through Trust Agreement and (subject to Section 7.1) conclusive in favor of the Pass Through Trustee, the related Facility Lessee, the related Owner Lessor and any related Indenture Trustee, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Pass Through Trustee deems sufficient.

          (c) In determining whether the Holders of the requisite Fractional Undivided Interests of Certificates Outstanding have given any direction, consent, waiver or other action (a "Direction"), under this Pass Through Trust Agreement, Certificates owned by any Facility Lessee, any Owner Lessor, any Owner Participant or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding under this Pass Through Trust Agreement for purposes of any such determination. In determining whether the Pass Through Trustee shall be protected in relying upon any such Direction, only Certificates which the Pass Through Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates Outstanding, such Certificates shall not be so disregarded as aforesaid, and (ii) if any amount of Certificates so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Pass Through Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not one of the Facility Lessees, an Owner Lessor, an Owner Participant or any Affiliate of any such Person.

          (d) Any Act by the Holder of any Certificate shall bind the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such Act is made upon such Certificate.

          (e) Except as otherwise provided in Section 1.4(c), Certificates owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Pass Through Trust Agreement, without preference, priority or distinction as among all of the Certificates.

          (f) Notwithstanding anything herein to the contrary, the Certificates will vote and consent together on all matters as one class and will not have the right to vote or consent as a separate class on any matter.

          (g) The Pass Through Trustee may fix in advance a record date for the determination of the Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act solicited by a Facility Lessee, but the Pass Through Trustee shall not have any obligation to do so.

     Section 1.5 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required or deemed under such Act to be a part of and govern this Pass Through Trust Agreement, such required or deemed provision shall, so long as the Certificates shall be subject to the Trust Indenture Act, control. If any provision of this Pass Through Trust Agreement modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 2.    ACQUISITION OF LESSOR NOTES; ORIGINAL ISSUANCE OF CERTIFICATES

  Section 2.1 Issuance of Certificates; Acquisition of Lessor Notes.

          (a) Pass Through Trustee, at or promptly following the execution and delivery of this Pass Through Trust Agreement, shall also execute and deliver Participation Agreements, in the form delivered to the Pass Through Trustee on or prior to the date of the execution and delivery hereof. Upon delivery of an authentication order by each of the Facility Lessees and the satisfaction of the closing conditions with respect to the Lessor Notes in
Section 4 of the Participation Agreement, the Pass Through Trustee shall execute, deliver and authenticate, on behalf of the Pass Through Trust, Certificates equaling in the aggregate the total principal amount of the Lessor Notes deposited into the Pass Through Trust on the Issuance Date. The Certificates so executed, delivered and authenticated on the Transfer Date shall evidence the entire ownership of the Pass Through Trust. The Pass Through Trust shall issue such Certificates on the Issuance Date, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration (the "Consideration") in an amount equal to the aggregate principal amount of such Lessor Notes referred to in the second preceding sentence. The Pass Through Trust shall purchase Lessor Notes on the Transfer Date at an aggregate purchase price equal to the amount of the Consideration so received. Except as provided in Sections 3.4 and 3.5 hereof, the Pass Through Trustee shall not execute or deliver Certificates in excess of the aggregate amount specified in this paragraph. The aggregate Fractional Undivided Interest of Certificates shall not at any time exceed $454,500,000

          (b) If, on or prior to the Issuance Date, the Facility Lessees shall deliver to the Pass Through Trustee a Postponement Notice relating to all of the Lessor Notes related to any Facility, the Pass Through Trustee shall postpone the purchase of all of the Lessor Notes related to such Facility and shall deposit into an escrow account (the "Escrow Account") to be maintained as part of the Pass Through Trust an amount equal to the purchase price of such Lessor Notes (the "Escrowed Funds"). The Escrowed Funds so deposited shall be invested by the Pass Through Trustee at the written direction and risk of, and for the benefit of, the Facility Lessees in Specified Investments (i) maturing no later than the scheduled Transfer Date or (ii) if no such Transfer Date has been scheduled, maturing on the next Business Day, or (iii) if the Facility Lessees have given notice to the Pass Through Trustee that the Lessor Notes will not be issued, maturing on the next Special Distribution Date but in no event later than December 1, 2001, if such investments are reasonably available for purchase. The Pass Through Trustee shall make a withdrawal from the Escrow Account only as provided in this Pass Through Trust Agreement. Upon request of the Facility Lessees on the satisfaction or waiver of the closing conditions specified in the Participation Agreements on or prior to the Cut-off Date, the Pass Through Trustee shall purchase all of the Lessor Notes related to any Facility with the Escrowed Funds withdrawn from the Escrow Account. The purchase price shall equal the principal amount of such Lessor Notes.

          The Pass Through Trustee shall hold all Specified Investments until the maturity thereof and will not sell or otherwise transfer Specified Investments. If Specified Investments held in the Escrow Account mature prior to the Transfer Date, any proceeds received on the maturity of such Specified Investments shall be reinvested by the Pass Through Trustee at the written direction and risk of, and for the benefit of, the Facility Lessees in Specified Investments maturing as provided in the preceding paragraph.

          Any earnings on Specified Investments received from time to time by the Pass Through Trustee shall be promptly deposited and held in the Escrow Account by the Pass Through Trustee. The Facility Lessees shall pay to the Pass Through Trustee for deposit to the Escrow Account an amount equal to any losses on such Specified Investments as incurred. On the initial regular Distribution Date, the Facility Lessees will pay (in immediately available funds) to the Pass Through Trustee an amount equal to the negative difference between the amount of earnings received by the Pass Through Trustee on the Specified Investments in the Escrow Account and the amount of interest that would have accrued on the Lessor Notes, if any, purchased after the Issuance Date if the Lessor Notes had been purchased on the Issuance Date to, from the Issuance Date to, but not including, the date of the purchase of the Lessor Notes by the Pass Through Trustee.

          If the Facility Lessees notify the Pass Through Trustee prior to the Cut-off Date that the Lessor Notes or any portion thereof will not be issued on or prior to the Cut-off Date for any reason (it being understood that if any Lessor Notes related to one Facility are issued, then all Lessor Notes related to such Facility shall be issued), on the next Special Distribution Date occurring not less than 20 days following the date of such notice, (i) the Facility Lessees shall pay to the Pass Through Trustee for deposit in the Special Payments Account, in immediately available funds, an amount equal to the sum of (x) the negative difference between the amount of earnings received by the Pass Through Trustee on Specified Investments in the Escrow Account and the amount of interest that would have accrued on the Lessor Notes at a rate equal to the interest rate applicable to the Certificates from the Issuance Date to, but not including, such Special Distribution Date and (y) the Make-Whole Amount and (ii) the Pass Through Trustee shall transfer an amount equal to that amount of Escrowed Funds that would have been used to purchase the Lessor Notes designated in such notice and the amount paid by the Facility Lessees pursuant to the immediately preceding clause (i) to the Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof. Any earnings received by the Pass Through Trustee on Specified Investments in the Escrow Account in excess of the amounts payable pursuant to the preceding sentence shall be refunded to the Facility Lessee following the payment of all amounts due hereunder.

          (c) The Facility Lessees' Assumption of Lessor Notes. If a Facility Lessee shall assume the obligations of the applicable Owner Lessor under its Lessor Note pursuant to the Collateral Trust Indenture, the Pass Through Trustee shall, upon its receipt of written instructions from such Facility Lessee, surrender the applicable Lessor Notes issued pursuant to the Collateral Trust Indenture to the Indenture Trustee in exchange for new Lessor Notes of the same aggregate outstanding principal amount as the Lessor Notes so surrendered, bearing interest at the same rate, and having the same maturity and amortization schedule, and otherwise of similar tenor, issued under the Collateral Trust Indenture and any new Collateral Trust Indenture entered into by such Facility Lessee and the Indenture Trustee in connection with such assumption, and thereafter each reference to such Lessor Notes in this Pass Through Trust Agreement shall be deemed to mean a reference to such new Lessor Notes or the existing Lessor Notes as assumed by such Facility Lessee.

          (d) Authentication. Any authentication order delivered by any of the Facility Lessees hereunder shall be signed by one of such Facility Lessee's authorized signatories and shall specify the amount and maturity of the Certificates to be authenticated and the date on which the original issue of Certificates is to be authenticated. The Pass Through Trustee may appoint an authenticating agent to authenticate the Certificates. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Certificates whenever the Pass Through Trustee may do so. Each reference in this Pass Through Trust Agreement to authentication by the Pass Through Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

      Section 2.2 Acceptance by Pass Through Trustee. The Pass Through Trustee, upon the execution and delivery of this Pass Through Trust Agreement, acknowledges on behalf of the Pass Through Trust its acceptance of all right, title, and interest in and to the Lessor Notes acquired pursuant to Section 2.1 hereof and declares that the Pass Through Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property, for the benefit of all present and future Certificateholders, upon the trusts herein set forth. By its payment for and acceptance of each Certificate issued to it hereunder, each initial Certificateholder as grantor of the Pass Through Trust thereby joins in the creation and declaration of the Pass Through Trust. The Pass Through Trustee shall be under no duty or obligation to inspect, review or examine the Lessor Notes to determine that they are genuine, valid, binding, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face.

     Section 2.3 Limitation of Powers. The Pass Through Trust is constituted solely for the purpose of making the investment in the Lessor Notes, and, except as set forth herein, the Pass Through Trustee is not authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Pass Through Trustee is not authorized or empowered to do anything that would cause the Pass Through Trust to fail to qualify as a pass through entity for federal income tax purposes (including, as subject to this restriction, acquiring any Undivided Interest or any portion thereof by bidding the Lessor Notes or otherwise, or taking any action with respect to any Undivided Interest or any portion thereof once acquired).

SECTION 3.    THE CERTIFICATES

     Section 3.1 Form, Denomination and Execution of Certificates. The Certificates shall be known as the "8.400% Pass Through Certificates, Series A" of the Pass Through Trust and shall each represent a Fractional Undivided Interest. The Certificates shall be issued in registered form without coupons and shall be substantially in the form attached hereto as Exhibit A, with such omissions, variations and insertions as are permitted by this Pass Through Trust Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any securities exchange on which such Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Pass Through Trustee or by the officer executing such Certificates, such determination by said officer to be evidenced by such officer signing the Certificates. Except as provided in Section 3.9, definitive Certificates shall be printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officer executing such Certificates, as evidenced by such officer's execution of such Certificates.

          (c) During the period beginning on the Issuance Date and ending on the expiration of the applicable holding period in Rule 144(k) of the Securities Act, all Certificates issued on the Issuance Date, and all Certificates issued upon registration of transfer of, or in exchange for, such Certificates, shall be "Restricted Certificates" and shall be subject to the restrictions on transfer provided in the legend set forth on the face of the form of certificate in Exhibit A; provided, however, that the term "Restricted Certificates" shall not include Certificates as to which such restrictions on transfer have been terminated in accordance with Section 3.4. All Restricted Certificates shall bear the legend set forth on the face of the Certificate in Exhibit A. Certificates which are not Restricted Certificates shall not bear such legend.

          (d) The Certificates shall be issued in minimum denominations of $100,000 or integral multiples of $1,000 in excess thereof.

          (e) The Certificates shall be executed on behalf of the Pass Through Trust by manual or facsimile signature of a Responsible Officer of the Pass Through Trustee. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Pass Through Trustee shall be valid and binding obligations of the Pass Through Trust, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Pass Through Trust Agreement, or be valid for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit B hereto executed by the Pass Through Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

  Section 3.2 Authentication of Certificates. Upon delivery of an authentication order by the Facility Lessees, the Pass Through Trustee shall cause to be delivered Certificates duly authenticated by the Pass Through Trustee, in authorized denominations equaling in the aggregate the aggregate principal amount set forth in the authentication order evidencing the entire ownership of the Pass Through Trust.

     Section 3.3 Temporary Certificates. Pending the preparation of definitive Certificates, the Pass Through Trustee may execute, authenticate and deliver temporary Certificates which are printed, lithographed, typewritten, or otherwise produced, in any denomination, containing substantially the same terms and provisions as set forth in Exhibit A, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the officer executing such temporary Certificates may determine, as evidenced by his or her execution of such temporary Certificates.

          If temporary Certificates are issued, the Facility Lessees will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office of the Pass Through Trustee, or at the office or agency of the Pass Through Trustee maintained in accordance with
Section 7.12, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Pass Through Trustee shall execute, authenticate and deliver in exchange therefor definitive Certificates of authorized denominations of a like aggregate Fractional Undivided Interest. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits under this Pass Through Trust Agreement as definitive Certificates.

  Section 3.4 Registration of Transfer and Exchange of Certificates.

          (a) The Pass Through Trustee shall cause to be kept, at the office or agency to be maintained by it in accordance with the provisions of
Section 7.12, a register (the "Register") in which, subject to the provisions of this Section 3.4, Section 3.9 and the Certificates, the Pass Through Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Pass Through Trustee shall initially be the registrar (the "Registrar") for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Facility Lessees may, upon notice to the Pass Through Trustee, change the Registrar at any time.

          (b) Every Restricted Certificate shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Restricted Certificate pursuant to Section 3.1, and the Holder of each Restricted Certificate, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer. Whenever any Restricted Certificate is presented or surrendered for registration of transfer or for exchange for a Certificate registered in a name other than that of the Holder, such Restricted Certificate must be accompanied by a certificate in substantially the form set forth in Exhibit C hereto, dated the date of such surrender and signed by the Holder of such Restricted Certificate, or such Holder's attorney duly authorized in writing, as to compliance with such restrictions on transfer. Neither the Pass Through Trustee nor any Registrar shall be required to accept for such registration of transfer or exchange any Restricted Certificate not so accompanied by a properly completed certificate. Notwithstanding the preceding two sentences, a properly completed certificate shall not be required in connection with any transfer of any Restricted Certificate through the facilities of DTC or any other United States securities clearance and settlement organization; provided, that such transfer does not require a change in the name (other than to another nominee of DTC or such other securities clearance and settlement organization) in which such Restricted Certificate is then registered.

          Whenever any Restricted Certificate is proposed to be transferred by a Holder to an Institutional Accredited Investor, the Pass Through Trustee shall have received from such Institutional Accredited Investor, prior to such transfer, a signed letter substantially in the form of Exhibit D relating to certain representations and agreements regarding restrictions on transfer of such Restricted Certificate. In addition, the Holder of the Restricted Certificate proposed to be transferred must, prior to such transfer, furnish to the Registrar such certifications (as required by, and in the form set forth in, this Pass Through Trust Agreement, opinions of counsel or other information as the Registrar may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          The restrictions imposed by this Section 3.4 and Section 3.1 upon the transferability of any particular Restricted Certificate shall cease and terminate if and when such Restricted Certificate has been (i) sold pursuant to an effective registration statement under the Securities Act, or (ii) transferred pursuant to Rule 144 under the Securities Act (or any successor provision thereto), unless the Holder thereof is an affiliate of any Facility Lessee within the meaning of Rule 144 (or such successor provision). Any Restricted Certificate as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Certificate for exchange to the Pass Through Trustee or any Registrar in accordance with the provisions of this Section 3.4 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer pursuant to Rule 144 or any successor provision, by an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to each of the Facility Lessees, addressed to each of the Facility Lessees and the Pass Through Trustee and in form acceptable to each of the Facility Lessees, to the effect that the transfer of such Restricted Certificate has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Certificate, of authorized denominations of a like aggregate Fractional Undivided Interest, which shall not bear the restrictive legend required by Section 3.1. The Pass Through Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel.

          (c) Upon surrender for registration of transfer of any Certificate that is not a Restricted Certificate at the Corporate Trust Office, or such other office or agency, the Pass Through Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates, in authorized denominations of a like aggregate Fractional Undivided Interest if its requirements for such transaction are met.

          (d) At the option of a Certificateholder, Certificates may be exchanged for other Certificates, in authorized denominations and of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; provided, that a Restricted Certificate may only be exchanged for another Restricted Certificate, until such restrictions on such Restricted Certificate shall cease and terminate in accordance with the terms of this Section 3.4. Whenever any Certificates are so surrendered for exchange, the Pass Through Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to each of the Facility Lessees and the Pass Through Trustee and the Registrar duly executed by the Certificateholder thereof or its attorney duly authorized in writing.

          (e) No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Pass Through Trustee shall require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer or exchange of Certificates.

          (f) All Certificates surrendered for registration of transfer and exchange shall be canceled and disposed of in accordance with the usual practices of the Pass Through Trustee.

  Section 3.5 Mutilated, Destroyed, Lost or Stolen Certificates. If any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and in the case of such destruction, loss or theft, there is delivered to the Registrar, the Pass Through Trustee, the Facility Lessees and the applicable Owner Lessor such security, indemnity or bond as may be required by them to protect each of them and the Pass Through Trust from any loss that any of them may suffer if a Certificate is replaced, then, in the absence of notice to the Registrar or the Pass Through Trustee that such Certificate has been acquired by a bona fide purchaser, the Pass Through Trustee, on behalf of the Pass Through Trust, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Fractional Undivided Interest with the same final Distribution Date. In connection with the issuance of any new Certificate under this Section 3.5, the Pass Through Trustee shall require the payment of a sum sufficient to cover any tax or other charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Pass Through Trustee and the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.5 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the Pass Through Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

  Section 3.6 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Pass Through Trustee, the Facility Lessees, the applicable Owner Lessor, the Registrar and any Paying Agent may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.2 and for all other purposes whatsoever, and neither the Pass Through Trustee, any Facility Lessee, the applicable Owner Lessor, the Registrar nor any Paying Agent shall be affected by any notice to the contrary.

  Section 3.7 Cancellation. All Certificates surrendered for payment, transfer or exchange shall, if surrendered to any Person a party hereto other than the Registrar, be delivered by such Person to the Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates canceled as provided in this Section 3.7, except as expressly permitted by this Pass Through Trust Agreement. All canceled Certificates held by the Registrar shall be disposed of in accordance with the usual practice of the Pass Through Trustee and, if destroyed, a certification of their destruction shall be delivered to the Pass Through Trustee.

  Section 3.8 Limitation of Liability for Payments. All payments or distributions made to Certificateholders under this Pass Through Trust Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have received sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of Section 4 of this Pass Through Trust Agreement. Each Holder of a Certificate, by its acceptance of such Certificate, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to the Holder thereof as provided in this Pass Through Trust Agreement. Nothing in this Pass Through Trust Agreement shall be construed as an agreement, or otherwise creating an obligation, of (a) any Facility Lessee, the Pass Through Trust or the Pass Through Trustee to pay any of the principal, premium, if any, or interest due from time to time under the Lessor Notes, or (b) any Facility Lessee, the Pass Through Trust or the Pass Through Trustee to pay any amount due from time to time in respect of the Certificates. The liability of an Owner Lessor under the applicable Lessor Notes shall be limited as set forth therein and in the applicable Collateral Trust Indenture.

  Section 3.9 Book-Entry and Definitive Certificates.

          (a) Except for Certificates issued to Institutional Accredited Investors which must be issued in the form of definitive, fully registered Certificates ("Definitive Certificates"), the Certificates may be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Pass Through Trustee. In such case, the Certificates delivered to DTC shall initially be registered on the Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided above and in subsection (d) below. As to the Book-Entry Certificates, unless and until Definitive Certificates have been issued pursuant to subsection (d) below:

                   (i) the provisions of this Section 3.9 shall be in full force and effect;

                   (ii) the Facility Lessees, any Owner Lessor, the Paying Agent, the Registrar and the Pass Through Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

                   (iii)    to the extent that the provisions of this Section
          3.9 conflict with any other provisions of this Pass Through Trust Agreement (other than the provisions of any supplemental agreement amending this Section 3.9 as permitted by this Pass Through Trust Agreement), the provisions of this Section 3.9 shall control;

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

                   (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency Participants; and until Definitive Certificates are issued pursuant to subsection (d) below, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest and premium, if any, on the Certificates to such Clearing Agency Participants; and

                   (v) whenever this Pass Through Trust Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders holding Certificates evidencing a specified percentage of the Fractional Undivided Interests in the Pass Through Trust, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Certificates and has delivered such instructions to the Pass Through Trustee. The Pass Through Trustee shall have no obligation to determine (and shall incur no liability in connection with any determination of) whether the Clearing Agency has in fact received any such instructions.

          (b) With respect to Book-Entry Certificates, whenever notice or other communication to the Certificateholders is required under this Pass Through Trust Agreement, unless and until Definitive Certificates shall have been issued pursuant to subsection (d) below, the Pass Through Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency and/or the Clearing Agency Participants (and, upon receipt of a valid Certificate Owner Request, to the Certificateholder or Certificate Owner making such request), and shall make available additional copies as reasonably requested by such Clearing Agency Participants.

          (c) Unless and until Definitive Certificates are issued pursuant to subsection (d) below, on the Record Date prior to each applicable Distribution Date and S pecial Distribution Date, the Pass Through Trustee will request from the Clearing Agency a "Securities Position Listing" setting forth the names of all Clearing Agency Participants reflected on the Clearing Agency's books as holding interests in the Certificates on such Record Date. The Pass Through Trustee shall mail to each such Clearing Agency Participant the statements described in Section 4.3 hereof.

          (d) If with respect to the Certificates (i) any Facility Lessee advises the Pass Through Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities and the Facility Lessees are unable to locate a qualified successor within 90 days,
(ii) the Facility Lessees (or, following the occurrence of a Lease Event of Default, the applicable Owner Lessors) at their option, advise the Pass Through Trustee in writing that they elect to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners of Book-Entry Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust, by Act of said Certificate Owners delivered to the Facility Lessees and the

Pass Through Trustee, advise the Facility Lessees, the Owner Lessors, the Pass Through Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Pass Through Trustee shall notify all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates. Upon surrender to the Pass Through Trustee of all the Certificates held by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration of Definitive Certificates in the names of Certificate Owners, the Pass Through Trust shall issue and deliver the Definitive Certificates in accordance with the instructions of the Clearing Agency. None of the Facility Lessees, the Owner Lessors, the Registrar, the Paying Agent or the Pass Through Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Definitive Certificates, the Pass Through Trustee shall recognize the Person in whose name the Definitive Certificates are registered in the Register as Certificateholder hereunder. None of the Facility Lessees nor the Pass Through Trustee shall be liable if the Facility Lessees are unable to locate a qualified successor Clearing Agency.

          (e) The Certificates sold in offshore transactions in reliance on Regulation S under the Securities Act will be represented initially by one or more temporary Book-Entry Certificates, in definitive, fully registered form without interest coupons (collectively, the "Temporary Regulation S Global Certificate") and will be deposited with the Pass Through Trustee as custodian for DTC and registered in the name of a nominee of DTC for the accounts of the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream"). Each Temporary Regulation S Global Certificate will be exchangeable for one or more permanent Book-Entry Certificate (collectively, the "Permanent Regulation S Global Certificate," and together with the Temporary Regulation S Global Certificate, the "Regulation S Global Certificate") on or after 40 days after the later of the commencement of the offering of the Certificates and the Issuance Date upon certification that the beneficial interests in such Book-Entry Certificate are owned by persons who are not U.S. persons as defined in Regulation S. Prior to the expiration of such 40-day period, beneficial interests in the Temporary Regulation S Global Certificate may be held only through Euroclear or Clearstream, and any resale or other transfer of such interests to U.S. persons shall not be permitted during such period unless such resale or transfer is made pursuant to Rule 144A or Regulation S under the Securities Act and in accordance with the certification requirements specified in Section 3.9(f) below. The aggregate original principal amount of the Regulation S Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Pass Through Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate original principal amount of a Definitive Certificate or the Restricted Global Certificate, as hereinafter provided.

          (f) The Certificates sold in reliance on Rule 144A under the Securities Act will be represented by a one or more permanent Book-Entry Certificate, in definitive, fully registered form without interest coupons (collectively, the "Restricted Global Certificate"), which will be deposited with the Pass Through Trustee as custodian for DTC and registered in the name of a nominee of DTC. Prior to the 40th day after the later of the commencement of the offering of the Certificates and the Issuance Date, a beneficial interest in the Temporary Regulation S Global Certificate may be transferred to a person who takes delivery in the form of an interest in the Restricted Global Certificate only upon receipt by the Pass Through Trustee of a written certification from the transferor (in the form of Exhibit C hereto) to the effect that such transfer is being made to a person who the transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. Beneficial interests in the Restricted Global Certificate may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Certificate whether before, on or after such 40th day, only upon receipt by the Pass Through Trustee of a written certification (in the form of Exhibit C hereto) to the effect that such transfer is being made in accordance with Regulation S under the Securities Act and, if such transfer occurs prior to such 40th day, the interest will be held immediately thereafter only through Euroclear or Clearstream. The aggregate initial principal amount of the Restricted Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Pass Through Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate initial principal amount of a Definitive Certificate or a Regulation S Global Certificate, as hereinafter provided.

          (g) Any beneficial interest in one of the Book-Entry Certificates that is transferred to a person who takes delivery in the form of an interest in another Book-Entry Certificate will, upon transfer, cease to be an interest in such first Book-Entry Certificate and become an interest in such other Book-Entry Certificate and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Book-Entry Certificate for so long as it remains such an interest. Upon the transfer of Definitive Certificates to a qualified institutional buyer or in accordance with Regulation S, such Definitive Certificates will be exchanged for an interest in a Book-Entry Certificate.

          (h) The Facility Lessees and the Pass Through Trustee, if necessary, shall each enter into the Letter of Representations with respect to the Certificates and fulfill its responsibilities thereunder.

     Section 3.10 Form of Certification. In connection with any certification contemplated by Section 3.4, relating to compliance with certain restrictions relating to transfers of Restricted Certificates, such certification shall be provided substantially in the form of Exhibit C hereto, with only such changes as shall be reasonably approved by the Facility Lessees and reasonably acceptable to the Pass Through Trustee.

SECTION 4.    DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

  Section 4.1 Certificate Account and Special Payments Account.

          (a) The Pass Through Trust shall establish and maintain on behalf of the Certificateholders the Certificate Account with the Pass Through Trustee as one or more non-interest bearing accounts. The Pass Through Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Pass Through Trust Agreement. On each day when a Scheduled Payment is made under a Lease to the Pass Through Trustee, as holder of the Lessor Notes issued under the related Collateral Trust Indenture, the Pass Through Trustee upon receipt of such scheduled payment shall immediately deposit the aggregate amount of such Scheduled Payment in the Certificate Account.

          (b) The Pass Through Trust shall establish and maintain on behalf of the Certificateholders the Special Payments Account with the Pass Through Trustee as one or more accounts, which shall be non-interest bearing except as provided in Section 4.4. The Pass Through Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Pass Through Trust Agreement. On each day when a Special Payment is made to the Pass Through Trustee, as holder of the Lessor Notes issued under the applicable Collateral Trust Indenture, the Pass Through Trustee upon receipt shall immediately deposit the aggregate amounts of such Special Payments in the Special Payments Account.

          (c) The Pass Through Trustee shall present to the applicable Indenture Trustee each Lessor Note on the date of its stated final maturity, or in the case of any Lessor Note which is to be redeemed or otherwise prepaid in whole pursuant to the Collateral Trust Indenture, on the applicable redemption on or other prepayment date under the Collateral Trust Indenture.

  Section 4.2 Distributions from Certificate Account and Special Payments
              Account.

          (a) On each Distribution Date if the Pass Through Trustee receives payment of the Scheduled Payments due on any Lessor Notes on such date by 12:00 noon, New York time, on such date, the Pass Through Trustee shall distribute out of the Certificate Account the entire amount deposited therein pursuant to Section 4.1(a). If a Scheduled Payment is received by the Pass Through Trustee after 12:00 noon, New York time, on a Distribution Date, such payment shall be distributed on the next Business Day. If a Scheduled Payment is not received by the Pass Through Trustee on a Distribution Date but is received prior to the time such payment would become a Special Payment, such payment shall be distributed (i) on the date received, if received by 12:00 noon, New York time, on such date or (ii) on the next Business Day, if received after 12:00 noon, New York time, on such date. There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Distribution Date (other than as provided in Section 11.1 concerning the final distribution) (i) if (A) DTC is the Certificateholder of record, or (B) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $10,000,000 or (C) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $1,000,000 and so requests to the Pass Through Trustee, by wire transfer in immediately available funds to an account maintained by such Certificateholder with a bank, or (ii) if none of the above apply, by check mailed to such Certificateholder at the address appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Certificate Account.

          (b) On each Special Distribution Date with respect to any Special Payment, if the Pass Through Trustee receives the Special Payments due on the required date by 12:00 noon, New York time, on such date, the Pass Through Trustee shall distribute out of the Special Payments Account the entire amount deposited therein with respect to such Special Payment pursuant to this Section 4.2(b). The Pass Through Trustee shall make such distribution on a pro rata basis among the Certificateholders. If a Special Payment is received by the Pass Through

Trustee after 12:00 noon, New York time, on a Special Distribution Date, such payment shall be distributed on the next Business Day. If a Special Payment is not received by the Pass Through Trustee on a Special Distribution Date, such payment shall be distributed (i) on the date received, if received by 12:00 noon, New York time, on such date or (ii) on the next Business Day, if received after 12:00 noon, New York time, on such date. There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.1 concerning the final distribution) (i) if (A) DTC is the Certificateholder of record, or
(B) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $10,000,000 or (C) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $1,000,000 and so requests to the Pass Through Trustee, by wire transfer in immediately available funds to an account maintained by the Certificateholder with a bank, or (ii) if none of the above apply, by check mailed to such Certificateholder at the address appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Special Payments Account on account of such Special Payment.

          (c) The Pass Through Trustee shall, at the expense of the Facility Lessees, cause notice of each Special Payment to be mailed to (i) each Certificateholder, at the address of such Certificateholder as it appears in the Register and (ii) any Certificate Owner who has made a valid Certificate Owner Request, at the address specified in such Certificate Owner Request. In the event of prepayment of any Lessor Notes, such notice shall be mailed not less than 20 days prior to the date any such Special Payment is scheduled to be distributed. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Pass Through Trustee has confirmed that it has received funds for such Special Payment. Notices mailed by the Pass Through Trustee shall set forth:

                   (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.1);

                   (ii) the amount of the Special Payment per $1,000 of face amount of Certificates and the amount thereof constituting principal, premium, if any, and interest;

                   (iii)    the reason for the Special Payment; and

                   (iv) if the Special Distribution Date is the same date as a Distribution Date, the total amount to be received on such date per $1,000 of face amount of Certificates.

If the amount of premium payable upon the prepayment of a Lessor Note has not been calculated at the time that the Pass Through Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed. If a Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day.

  Section 4.3 Statements to Certificateholders.

          (a) On each Distribution Date and Special Distribution Date, the Pass Through Trustee will include with each distribution to Certificateholders and any Certificate Owner who has made a valid Certificate Owner Request a statement, giving effect to such distribution to be made on such date, setting forth the following information (per a $1,000 face amount Certificate):

                   (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any; and

                   (ii) the amount of such distribution allocable to interest.

          (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Pass Through Trustee shall furnish (i) to each Person who at any time during such calendar year was a Certificateholder of record and (ii) to any Person who at any time during such calendar year was a Certificate Owner who has made a valid Certificate Owner Request and provided the Pass Through Trustee with such pertinent information as the Pass Through Trustee shall reasonably request, a statement containing the sum of the amounts determined pursuant to clauses
(a)(i) and (a)(ii) with respect to the Pass Through Trust for such calendar year or, in the event such Person was a Certificateholder of record or Certificate Owner during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Pass Through Trustee and which a Certificateholder or Certificate Owner shall reasonably request as necessary for the purpose of such Certificateholder's or Certificate Owner's preparation of its Federal income tax returns.

          (c) Based on information provided by the Facility Lessees, if there shall occur any change in the principal amortization schedule of the Lessor Notes resulting in a change in the schedule of expected distributions on the Certificates from that set forth on page 31 of the Offering Circular, the Pass Through Trustee shall promptly furnish to the Certificateholders a statement setting forth the revised principal amortization schedule of the Lessor Notes and the resulting revised schedule of expected distributions on the Certificates.

  Section 4.4 Investment of Special Payment Moneys. Any money received by the Pass Through Trustee pursuant to Section 4.1(b) representing a Special Payment which is not to be promptly distributed shall, to the extent practicable, be invested in Permitted Government Investments by the Pass Through Trustee pending distribution of such Special Payment pursuant to Section 4.2. Any investment made pursuant to this Section 4.4 shall be in such Permitted Government Investments having maturities not later than the date that such moneys are required to be paid to make the payment required under Section 4.2 on the applicable Special Distribution Date and the Pass Through Trustee shall hold any such Permitted Government Investments until maturity. The Pass Through Trustee shall have no liability with respect to any investment made pursuant to this
Section 4.4, other than by reason of the willful misconduct or negligence of the Pass Through Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.

SECTION 5.    FINANCIAL STATEMENTS AND OTHER REPORTS

     For so long as any Certificates remain Outstanding, the Facility Lessees shall furnish:

          (a) to Certificateholders, Certificate Owners and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Certificates are not freely transferable under the Securities Act; and

          (b) to the Pass Through Trustee, who in turn shall provide such information, upon a Certificate Owner Request, to Certificateholders and Certificate Owners:

                   (i) within 60 days following the end of each of the first three fiscal quarters of the Facility Lessees during each fiscal year, a copy of Form 10-Q (or any successor form) filed by the Facility Lessees with the SEC for such fiscal quarter, or if the Facility Lessees are not then subject to the reporting requirements of the Exchange Act, unaudited consolidated quarterly financial statements for the Facility Lessees for such fiscal quarter;

                   (ii) within 120 days following the end of the fiscal year of the Facility Lessees, a copy of the Form 10-K (or any successor form) filed by the Facility Lessees with the SEC for such fiscal year, or, if the Facility Lessees are not then subject to the reporting requirements of the Exchange Act, audited consolidated annual financial statements; and

                   (iii) within 20 days after the occurrence thereof, (A) a copy of any current report on Form 8-K (or any successor form) filed by the Facility Lessees with the SEC, if any, and (B) notice of the following events (1) a Change of Control; (2) any litigation or claim against the Facility Lessees, or the South Point, Broad River and RockGen which could reasonably be expected to have a Material Adverse Effect; (3) the appointment of a receiver over any of the Facility Lessees or the confirmation of a plan of reorganization or liquidation for any of the Facility Lessees; or (4) the resignation or dismissal of the independent accountants engaged by the Facility Lessees.

SECTION 6.   DEFAULT

  Section 6.1 Events of Default.

          (a) With respect to any Lessor Note, if any Lease Indenture Event of Default under the applicable Collateral Trust Indenture (an "Event of Default") shall occur and be continuing, then, and in each and every case, so long as such Lease Indenture Event of Default shall be continuing, the Pass Through Trustee may vote all of the Lessor Notes issued under the Collateral Trust Indenture held in the Pass Through Trust, and upon the Direction of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)), the Pass Through Trustee shall vote all of such Lessor Notes, in favor of directing the applicable Indenture Trustee to declare the unpaid principal amount of such Lessor Notes then outstanding and accrued interest thereon to be due and payable under, and to the extent permitted by and in accordance with, the provisions of such Collateral Trust Indenture. In addition, with respect to any Lessor Note, if a Lease Indenture Event of Default shall have occurred and be continuing under the related Lease Indenture, the Pass Through Trustee may in its discretion, and upon the Direction of the Holders of Certificates evidencing Fractional Undivided Interest aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)) as provided in Section 6.4 shall, in accordance with such Collateral Trust Indenture vote the applicable Lessor Notes issued thereunder held in the Pass Through Trust to direct the applicable Indenture Trustee regarding the exercise of remedies provided in such Collateral Trust Indenture and consistent with the terms thereof. Notwithstanding the foregoing, no Lease Indenture Event of Default under a given Collateral Trust Indenture shall give rise to a Lease Indenture Event of Default under any other Collateral Trust Indenture.

          In addition, after an Event of Default shall have occurred and be continuing, the Pass Through Trustee may in its discretion, and upon the Direction of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)) shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver all or a portion of such Lessor Note or Lessor Notes issued under the Collateral Trust Indenture with respect to which the Event of Default has occurred, without recourse to or warranty by the Pass Through Trustee or any Certificateholders to any Person. In any such case, the Pass Through Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver such Lessor Note or Lessor Notes in one or more parcels at public or private sale or sales, at any location or locations at the option of the Pass Through Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash. The Pass Through Trustee shall give notice to the applicable Facility Lessee and Owner Lessor promptly after any such sale.

          In the event that the Pass Through Trustee shall deem it advisable to sell any or all of the Lessor Notes in accordance with the provisions of this Section, the parties agree that if registration of any such Lessor Notes shall be required, in the opinion of counsel for the Pass Through Trustee under the Securities Act of 1933, as amended, or other applicable law, and regulations promulgated thereunder, and if the Facility Lessees shall not effect, or cause to be effected, such registration promptly, the Pass Through Trustee may sell any such Lessor Notes at a private sale, and no Person shall attempt to maintain that the prices at which such Lessor Notes are sold are inadequate by reason of the failure to sell at public sale, or hold the Pass Through Trustee liable thereafter.

     Section 6.2 Incidents of Sale of Lessor Notes. Upon any sale of all or any part of the Lessor Notes made either under the power of sale given under this Pass Through Trust Agreement or otherwise for the enforcement of this Pass Through Trust Agreement, the following shall be applicable:

          (1) Certificateholders and Pass Through Trustee May Purchase Lessor Notes. Any Certificateholder, the Pass Through Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Lessor Notes and, upon compliance with the terms of sale, may hold, retain, possess and dispose of such Lessor Notes in their or its or his own absolute right without further accountability.

          (2) Receipt of Pass Through Trustee Shall Discharge Purchaser. The receipt of immediately available funds by the Pass Through Trustee or the officer or agent appointed by the Pass Through Trustee shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or his personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

          (3) Application of Moneys Received upon Sale. Any moneys collected by the Pass Through Trustee, upon any sale made either under the power of sale given by this Pass Through Trust Agreement or otherwise for the enforcement of this Pass Through Trust Agreement, shall be applied as provided in Section 4.2.

     Section 6.3   Judicial Proceedings Instituted by Pass Through Trustee.

             (a) Pass Through Trustee May Bring Suit. If there shall be a failure to make payment of the principal of, premium, if any, or interest on any Lessor Note, or if there shall be any failure to pay Rent (as defined in a Lease) under the Lease related to any Lessor Note when due and payable, then the Pass Through Trustee, in its own name, and as trustee of an express trust, as holder of such Lessor Notes shall be, to the extent permitted by and in accordance with the terms of the Operative Documents, entitled and empowered (but not obligated) to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Lessor Notes or under such Lease and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid; subject, however, to the limitations of liability set forth in the Lessor Notes and the Operative Documents.

             (b) Pass Through Trustee May File Proofs of Claim; Appointment of Pass Through Trustee as Attorney-in-Fact in Judicial Proceedings. The Pass Through Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Certificateholders, or in any one or more of such capacities (irrespective of whether distributions on the Certificates shall then be due and payable, or the payment of the principal on any Lessor Notes shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Pass Through Trustee shall have made any demand to the applicable Indenture Trustee for the payment of overdue principal, premium (if any) or interest on any Lessor Notes), shall, subject to the terms of the Operative Documents, be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Pass Through Trustee and of the Certificateholders allowed in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to any Facility Lessee, any Owner Lessor, any Lessor Manager or any Owner Participant, or their respective creditors or property. Subject to the terms of the Operative Documents, any receiver, assignee, trustee, liquidator or sequestrator (or similar official) in any such judicial proceeding is hereby authorized by each Certificateholder to make payments in respect of such claim to the Pass Through Trustee, and in the event that the Pass Through Trustee shall consent to the making of such payments directly to the Certificateholders, to pay to the Pass Through Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Pass Through Trustee, its agents and counsel and any other amounts due the Pass Through Trustee under Section 7.7. Subject to Section 6.4, nothing contained in this Pass Through Trust Agreement shall be deemed to give to the Pass Through Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Certificateholder.

     Section 6.4 Control by Certificateholders. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Pass Through Trustee, or exercising any trust or power conferred upon the Pass Through Trustee, under this Pass Through Trust Agreement, including any right of the Pass Through Trustee as holder of the Lessor Notes, provided that:

             (1) such Direction shall not be in conflict with any rule of law or with this Pass Through Trust Agreement and would not involve the Pass Through Trustee in personal liability or expense;

             (2) the Pass Through Trustee shall not determine that the action so directed would expose it to personal liability or be unjustly prejudicial to the Certificateholders not taking part in such Direction;

             (3) the Pass Through Trustee may take any other action deemed proper by the Pass Through Trustee which is not inconsistent with such Direction;

             (4) such Holders shall have offered to the Pass Through Trustee security or indemnity against the costs, expenses or liabilities which may be incurred thereby; and

             (5) if a Lease Indenture Event of Default shall have occurred and be continuing, such Direction shall not obligate the Pass Through Trustee to vote more than a corresponding majority of the related Lessor Notes held by the Pass Through Trust in favor of directing any action by the applicable Indenture Trustee with respect to such Lease Indenture Event of Default.

     Section 6.5 Waiver of Defaults. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)) may on behalf of the Certificateholders of all the Certificates waive any Default hereunder and its consequences or may instruct the Pass Through Trustee to waive any default under a Collateral Trust Indenture and its consequences, except:

             (1) a default in the deposit of any Scheduled Payment or Special Payment under Section 4.1 or in the distribution of any payment under
     Section 4.2 on the Certificates; or

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          (2) a default in the payment of the principal of, premium, if any, or interest on any Lessor Notes; or

          (3) a default in respect of a covenant or provision hereof which under
     Section 9 hereof cannot be modified or amended without the consent of the Holder of each Outstanding Certificate affected.

          Upon any such waiver, such Default shall cease to exist with respect to this Pass Through Trust Agreement, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Pass Through Trust Agreement and any direction given by the Pass Through Trustee on behalf of such Holders to the applicable Indenture Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Upon any such waiver with respect to a Default under a Collateral Trust Indenture, the Pass Through Trustee shall vote a corresponding majority of the Lessor Notes issued under the applicable Collateral Trust Indenture to waive the corresponding Lease Indenture Default or Lease Indenture Event of Default.

          With respect to consents, approvals, waivers and authorizations which under the terms of Section 9 of a Collateral Trust Indenture may be given by the applicable Indenture Trustee without the necessity of the consent of any of the holders of Lessor Notes issued with respect to such Collateral Trust Indenture, no consent, approval, waiver or authorization shall be required hereunder on the part of the Pass Through Trustee or the Certificateholders.

     Section 6.6 Undertaking to Pay Court Costs. All parties to this Pass Through Trust Agreement, and each Certificateholder by his acceptance of a Certificate, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Pass Through Trust Agreement, or in any suit, action or proceeding against the Pass Through Trustee for any action taken or omitted by it as Pass Through Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.6 shall not apply to (a) any suit, action or proceeding instituted by any Holder, or group of Holders, holding in the aggregate Certificates evidencing Fractional Undivided Interests aggregating more than 10% of the Pass Through Trust, (b) any suit, action or proceeding instituted by any Certificateholder for the enforcement of the distribution of payments pursuant to Section 4.2 hereof on or after the respective due dates expressed herein or (c) any suit, action or proceeding instituted by the Pass Through Trustee.

     Section 6.7 Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Pass Through Trust Agreement to the contrary notwithstanding, but subject to Section 3.8 hereof, the right of any Certificateholder to receive distributions of payments required pursuant to
Section 4.2 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

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  Section 6.8 Certificateholders May Not Bring Suit Except Under Certain
Conditions. A Certificateholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Pass Through Trust Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Pass Through Trust Agreement, unless:

          (1) such Certificateholder previously shall have given written notice to the Pass Through Trustee of a continuing Event of Default;

          (2) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)) shall have requested the Pass Through Trustee in writing to institute such suit, action or proceeding and shall have offered to the Pass Through Trustee indemnity as provided in Section 7.3(e);

          (3) the Pass Through Trustee shall have refused or neglected to institute any such suit, action or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

          (4) no Direction inconsistent with such written request has been given to the Pass Through Trustee during such 60-day period by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)).

          It is understood and intended that no one or more of the Certificateholders shall have any right in any manner whatever hereunder or under the Certificates to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property or the lien of any Collateral Trust Indenture on any property subject thereto, or the rights of the Certificateholders or the holders of the Lessor Notes, (ii) obtain or seek to obtain priority over or preference to any other such Holder, or (iii) enforce any right under this Pass Through Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders subject to the provisions of this Pass Through Trust Agreement.

     Section 6.9 Remedies Cumulative. Every remedy given hereunder to the Pass Through Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

SECTION 7.   THE PASS THROUGH TRUSTEE

  Section 7.1 Certain Duties and Responsibilities.

          (a) Prior to an Event of Default of which a Responsible Officer of the Pass Through Trustee has actual knowledge:

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

          (1) the Pass Through Trustee shall not be liable except for the performance of such duties as are specifically set out in this Pass Through Trust Agreement; and

          (2) the Pass Through Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Pass Through Trustee, upon Officer's Certificates or Opinions of Counsel conforming to the requirements of this Pass Through Trust Agreement;

but the Pass Through Trustee shall, at any time that the Certificates shall be subject to the Trust Indenture Act, examine any evidence furnished to it pursuant to this Pass Through Trust Agreement or Section 314 of the Trust Indenture Act to determine whether or not such evidence conforms to the requirements of this Pass Through Trust Agreement; provided, however, that the Pass Through Trustee shall not be responsible for the accuracy or content of such evidence.

          (b) In case an Event of Default has occurred and is continuing, the Pass Through Trustee shall exercise each of the rights and powers vested in it by this Pass Through Trust Agreement and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Pass Through Trust Agreement shall be construed to relieve the Pass Through Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 7.1;

          (2) the Pass Through Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Responsible Officer of the Pass Through Trustee, unless it shall be proved that the Pass Through Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Pass Through Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the Direction of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)) (A) relating to the time, method and place of conducting any proceeding for any remedy available to the Pass Through Trustee, or (B) exercising any trust or power conferred upon the Pass Through Trustee, under this Pass Through Trust Agreement.

          (d) Whether or not herein expressly so provided, every provision of this Pass Through Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Pass Through Trustee shall be subject to the provisions of this Section 7.1.

  Section 7.2 Notice of Defaults. The Pass Through Trustee shall give to the Certificateholders, at any time that the Certificates shall be subject to the Trust Indenture Act, in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, and to each of the Facility Lessees, the applicable Owner Lessor and the applicable Indenture Trustee in

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

accordance with Section 12.3, notice of all Defaults actually known to a Responsible Officer of the Pass Through Trustee within 90 days after the occurrence thereof; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Lessor Note, the Pass Through Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Pass Through Trustee in good faith determine that the withholding of such notice is in the interests of the Certificateholders.

  Section 7.3 Certain Rights of Pass Through Trustee. Except as otherwise provided in Section 7.1:

          (a) the Pass Through Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any Act, Direction, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of any of the Facility Lessees, an Owner Lessor or any Indenture Trustee mentioned herein shall be sufficiently evidenced by a Request;

          (c) whenever in the administration of this Pass Through Trust Agreement the Pass Through Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Pass Through Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of any Facility Lessee, an Owner Lessor or the applicable Indenture Trustee;

          (d) the Pass Through Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Pass Through Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Pass Through Trust Agreement at the request or direction of any of the Certificateholders pursuant to this Pass Through Trust Agreement, unless such Certificateholders shall have offered to the Pass Through Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Pass Through Trustee shall not be bound to make any investigation into the facts or matters stated in any Act, Direction, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

          (g) the Pass Through Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Pass Through Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it hereunder with due care;

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

          (h) the Pass Through Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion of rights or powers conferred upon it by this Pass Through Trust Agreement;

          (i) the right of the Pass Through Trustee to perform any discretionary act enumerated in this Pass Through Trust Agreement shall not be construed as a duty, and the Pass Through Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

          (j) the Pass Through Trustee shall not be required to give any bond or surety in respect of the execution of the trust fund created hereby or the powers granted hereunder; and

          (k) the Pass Through Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Pass Through Trust Agreement.

  Section 7.4 Not Responsible for Recitals; Issuance of Certificates. The recitals contained herein and in the Certificates, except the certificates of authentication, shall not be taken as the statements of the Pass Through Trustee, and the Pass Through Trustee assumes no responsibility for their correctness. The Pass Through Trustee makes no representations as to the validity or sufficiency of this Pass Through Trust Agreement, the Lessor Notes, the Operative Documents, or the Certificates, or the collateral securing the Lessor Notes, except that the Pass Through Trustee hereby represents and warrants that this Pass Through Trust Agreement has been, and each Certificate will be, executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

  Section 7.5 May Hold Certificates. The Pass Through Trustee, any Paying Agent, Registrar or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and may otherwise deal with any Facility Lessee, any Owner Lessor, any Owner Participant or any Indenture Trustee with the same rights it would have if it were not the Pass Through Trustee, Paying Agent, Registrar or such other agent, subject to Section
7.8 in the case of the Pass Through Trustee.

  Section 7.6 Money Held in Pass Through Trust. Money held by the Pass Through Trustee or the Paying Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law and neither the Pass Through Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

  Section 7.7 Compensation, Reimbursement and Indemnification. The Facility Lessees agree on a joint and severable basis:

          (1) to pay, or cause to be paid, to the Pass Through Trustee from time to time the compensation separately agreed to by the Pass Through Trustee and any Facility Lessee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

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

          (2) except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed, the Pass Through Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Pass Through Trustee in accordance with any provision of this Pass Through Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith.

          In addition, the Pass Through Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates upon, all property and funds held or collected by the Pass Through Trustee in its capacity as Pass Through Trustee for any tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of this Pass Through Trust (other than any tax attributable to the Pass Through Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax. If the Pass Through Trustee reimburses itself for any such tax, it will within 30 days mail a brief report setting forth the circumstances thereof to all Certificateholders as their names and addresses appear in the Register.

  Section 7.8 Corporate Trustee Required; Eligibility. There shall at all times be a Pass Through Trustee hereunder which (a) shall be, at any time that the Certificates shall be subject to the Trust Indenture Act, a Person eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and (b) shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $150,000,000, and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Pass Through Trustee shall cease to be eligible in accordance with the provisions of clause (a) of this Section 7.8 at a time when it is required to be so qualified, it shall resign immediately in the manner and with the effect hereinafter specified in this Section 7.

  Section 7.9 Resignation and Removal: Appointment of Successor.

          (a) No resignation or removal of the Pass Through Trustee and no appointment of a successor Pass Through Trustee pursuant to this Section 7.9 shall become effective until the acceptance of appointment by the successor Pass Through Trustee under Section 7.10.

          (b) The Pass Through Trustee may resign at any time by giving written notice thereof to the Facility Lessees, the Authorized Agents, the Owner Lessors, the Owner Participants and each Indenture Trustee. If an instrument of acceptance by a successor Pass Through Trustee shall not have been delivered to the Facility Lessees, the Owner Lessors, the Owner Participants and each Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Pass Through Trustee may petition any court of competent jurisdiction for the appointment of a successor Pass Through Trustee.

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

          (c) The Pass Through Trustee may be removed at any time by Act of the Holders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust delivered to the Pass Through Trustee and to the Facility Lessees, the Owner Lessors and each Indenture Trustee.

          (d)      If at any time:

                   (1) the Pass Through Trustee fails to, at any time that the Certificates shall be subject to the Trust Indenture Act, comply with the requirements of Section 310 of the Trust Indenture Act after written request for such compliance by a Certificateholder that has been a bona fide Certificateholder for at least six months; or

                   (2) the Pass Through Trustee shall cease to be eligible under Section 7.8 hereof and shall fail to resign after written request therefor by the Facility Lessees (or, following the occurrence and during the continuation of a Lease Event of Default, the applicable Owner Lessor) or by any such Certificateholder; or

                   (3) the Pass Through Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Pass Through Trustee or of its property shall be appointed or any public officer shall take charge or control of the Pass Through Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Facility Lessees (or, following the occurrence and during the continuation of a Lease Event of Default, the applicable Owner Lessor) may remove the Pass Through Trustee or (ii) subject to Section 6.6 hereof, any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Pass Through Trustee and the appointment of a successor Pass Through Trustee.

          (e) If a Responsible Officer of the Pass Through Trustee shall obtain Actual Knowledge of an Avoidable Tax (as hereinafter defined) which has been or is likely to be asserted, the Pass Through Trustee shall promptly notify the Facility Lessees and the applicable Owner Lessor thereof and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Pass Through Trustee shall have received notice that the Facility Lessees or the applicable Owner Lessor has agreed to pay such tax. The Facility Lessees shall promptly appoint a successor Pass Through Trustee in a jurisdiction where there are no Avoidable Taxes. As used herein an "Avoidable Tax" means a state or local tax: (i) upon (w) the Pass Through Trust, (x) the Trust Property, (y) Holders of the Certificates or (z) the Pass Through Trustee for which the Pass Through Trustee is entitled to seek reimbursement from the Trust Property, and (ii) that would be avoided if the Pass Through Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if the Facility Lessees or the Owner Lessors shall agree to pay, and shall pay, such tax.

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

          (f) If the Pass Through Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Pass Through Trustee for any cause, the Facility Lessees (or, following the occurrence of a Lease Event of Default, the applicable Owner Lessor) shall promptly appoint a successor Pass Through Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Pass Through Trustee shall be appointed by Act of the Holders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust, delivered to the Facility Lessees, the Owner Lessors, the Owner Participants, the Indenture Trustees and the retiring Pass Through Trustee, the successor Pass Through Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Pass Through Trustee and supersede the successor Pass Through Trustee appointed as provided above. If no successor Pass Through Trustee shall have been so appointed as provided above and accepted such appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Pass Through Trustee.

          (g) The successor Pass Through Trustee shall give notice of the resignation and removal of the Pass Through Trustee and appointment of the successor Pass Through Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Certificates as their names and addresses appear in the Register. Each notice shall include the name of such successor trustee and the address of its Corporate Trust Office.

  Section 7.10 Acceptance of Appointment by Successor. Every successor Pass Through Trustee appointed hereunder shall execute, acknowledge and deliver to the Facility Lessees, the Owner Lessors and to the retiring Pass Through Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Pass Through Trustee shall become effective and such successor Pass Through Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Pass Through Trustee; but, on request of any Facility Lessee (or, following the occurrence of a Lease Event of Default, the applicable Owner Lessor) to the successor Pass Through Trustee, such retiring Pass Through Trustee shall execute and deliver an instrument transferring to such successor Pass Through Trustee all the rights, powers and trusts of the retiring Pass Through Trustee and shall duly assign, transfer and deliver to such successor Pass Through Trustee all property and money held by such retiring Pass Through Trustee hereunder, subject nevertheless to its lien, if any, provided for in
Section 7.7. Upon request of any such successor Pass Through Trustee, the Facility Lessees, the Owner Lessors, the retiring Pass Through Trustee and such successor Pass Through Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Pass Through Trustee all such rights, powers and trusts.

          No successor Pass Through Trustee shall accept its appointment unless at the time of such acceptance such successor Pass Through Trustee shall be qualified and eligible under this Section 7.

  Section 7.11 Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Pass Through Trustee may be merged or converted or with which it may

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

be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Pass Through Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Pass Through Trustee, shall be the successor of the Pass Through Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Section 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated, but not delivered, by the Pass Through Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Pass Through Trustee may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Pass Through Trustee had itself authenticated such Certificates.

  Section 7.12 Maintenance of Agencies.

          (a) There shall at all times be maintained in the Borough of Manhattan, The City of New York, an office or agency where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Pass Through Trustee in respect of the Certificates or of this Pass Through Trust Agreement may be served. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Pass Through Trustee to the Facility Lessees, the Owner Lessors, the Owner Participants, each Indenture Trustee and the Certificateholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Pass Through Trustee.

          (b) There shall at all times be a Registrar and a Paying Agent hereunder. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $150,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Pass Through Trustee shall initially be the Paying Agent and, as provided in Section 3.4, Registrar hereunder. Each Registrar shall furnish to the Pass Through Trustee (unless they are the same entity), at stated intervals of not more than six months, and at such other times as the Pass Through Trustee may request in writing, a copy of the Register.

          (c) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any Person succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section 7.12, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

          (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Pass Through Trustee, the Facility Lessees, the Owner Lessors, the Owner Participants and each Indenture Trustee. The Facility Lessees (or, following the occurrence of a Lease Event of Default, the Owner Lessor) may, and at the request of the Pass Through Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of

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

termination to such Authorized Agent and to the Pass Through Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 7.12 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Facility Lessees (or, following the occurrence of a Lease Event of Default, the applicable Owner Lessor) shall promptly appoint one or more qualified successor Authorized Agents reasonably satisfactory to the Pass Through Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 7.12. The Facility Lessees (or, following the occurrence of a Lease Event of Default, the applicable Owner Lessor) shall give written notice of any such appointment made by it to the Pass Through Trustee, the Facility Lessees, the Owner Lessors and each Indenture Trustee; and in each case the Pass Through Trustee shall mail notice of such appointment to all Holders as their names and addresses appear on the Register.

          (e) Each Facility Lessee agrees to pay, or cause to be paid, from time to time to each Authorized Agent the compensation as set forth in the schedule agreed to by each Authorized Agent and such Facility Lessee for its services and to reimburse it for its reasonable expenses.

  Section 7.13 Money for Certificate Payments to Be Held in Trust. All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited in a non interest bearing account and held in trust for the benefit of the Holders of the Certificates entitled to such payment, subject to the provisions of this Section 7.13. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders of the Certificates with respect to which such money was deposited.

          The Pass Through Trustee will cause each Paying Agent other than the Pass Through Trustee to execute and deliver to it an instrument in which such Paying Agent shall agree with the Pass Through Trustee, subject to the provisions of this Section 7.13, that such Paying Agent will:

          (1) hold all sums held by it for payments on Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Pass Through Trustee notice in writing of any default by any obligor upon the Certificates in the making of any such payment; and

          (3) at any time during the continuance of any such default, upon the written request of the Pass Through Trustee, forthwith pay to the Pass Through Trustee all sums so held in trust by such Paying Agent.

          The Pass Through Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Pass Through Trust Agreement or for any other purpose, direct any Paying Agent to pay to the Pass Through Trustee all sums held in trust by such Paying Agent, such sums to be held by the Pass Through Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Pass Through Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Section 7.14 Registration of Lessor Notes in Pass Through Trustee's Name The Pass Through Trustee agrees that all Lessor Notes and Permitted Government Investments, if any, shall be issued in the name of the Pass Through Trustee or its nominee and held by the Pass Through Trustee, or, if not so held, the Pass Through Trustee or its nominee shall be reflected as the owner of such Lessor Notes or Permitted Government Investments, as the case may be, in the register of the issuer of such Lessor Notes or Permitted Government Investments under the applicable provisions of the Uniform Commercial Code in effect where the Pass Through Trustee holds such Lessor Notes or Permitted Government Investments, or other applicable law then in effect.

     Section 7.15 Withholding Taxes; Information Reporting. The Pass Through Trustee, as trustee, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due hereunder or under the Certificates any and all withholding taxes applicable thereto as required by law. The Pass Through Trustee agrees (i) to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Certificates, (ii) that it will file any necessary withholding tax returns or statements when due, and (iii) that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Certificate appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time. The Pass Through Trustee agrees to file any other information reports as it may be required to file under United States law. Any amounts withheld and paid to a relevant taxing authority pursuant to this Section 7.15 shall be deemed to have been paid to the related Certificateholders for all purposes under the Operative Documents.

     Section 7.16 Pass Through Trustee's Liens. The Pass Through Trustee, in its individual capacity, agrees that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim on or with respect to the Trust Property which is either (i) attributable to the Pass Through Trustee in its individual capacity and which is unrelated to the transactions contemplated by this Pass Through Trust Agreement or any other applicable Operative Document, or (ii) which is attributable to the Pass Through Trustee as trustee hereunder or in its individual capacity and which arise out of acts or omissions which are prohibited by this Pass Through Trust Agreement.

SECTION 8.   CERTIFICATEHOLDERS' LISTS AND REPORTS

     Section 8.1 The Facility Lessees to Furnish Pass Through Trustee with Names and Addresses of Certificateholder. Each Facility Lessees will furnish to the Pass Through Trustee within fifteen days after each Record Date with respect to a Scheduled Payment, and at such other times as the Pass Through Trustee may request in writing, a list, in such form as the Pass Through Trustee may reasonably require, of all information in the possession or control of such Facility Lessee as to the names and addresses of the Holders of Certificates, in each case as of a date not more than sixty days prior to the time such list is furnished; provided, however, that so long as the Pass Through Trustee is the sole Registrar, no such list need be furnished; and provided, further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Pass Through Trustee pursuant to Section 7.12(b).

     Section 8.2 Preservation of Information. The Pass Through Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Certificates contained in the most recent list furnished to the Pass Through Trustee as provided in Section 7.12(b) or Section 8.1, as the case may be, and the names and addresses of Holders of Certificates received by the Pass Through Trustee in its capacity as Registrar, if so acting. The Pass Through Trustee may destroy any list furnished to it as provided in Section 7.12(b) or Section 8.1, as the case may be, upon receipt of a new list so furnished.

     Section 8.3 Reports by the Facility Lessees. Each Facility Lessee shall, at any time that the Certificates shall be subject to the Trust Indenture Act, comply with Section 314 of the Trust Indenture Act and shall file, furnish and deliver the reports, information, documents, certificates and opinions required thereunder, and, at any time that the Certificates shall be subject to the Trust Indenture Act, acknowledge and agree that, for purposes of Section 314 of the Trust Indenture Act, each Facility Lessee shall be considered to be the "obligor" upon the Certificates. Without limiting the generality of the foregoing, at any time that the Certificates shall be subject to the Trust Indenture Act, each Facility Lessee shall deliver to the Pass Through Trustee the annual certificate required under clause (4) of Section 314(a) of the Trust Indenture Act within 120 days following the end of each fiscal year of such Facility Lessee (which ends on December 31) ending after the date hereof. The provisions of this Section 8.3 shall not be construed to impose any obligation or liability on the Facility Lessees to pay any of the principal, premium, if any, or interest in respect of the Lessor Notes or the Certificates.

     Section 8.4 Reports by the Pass Through Trustee. At any time that the Certificates shall be subject to the Trust Indenture Act, the Pass Through Trustee shall transmit, on or before May 15 of each year, reports with respect to events described in Section 313(a) of the Trust Indenture Act in accordance with and to the extent required under Section 313(a) of the Trust Indenture Act. Additionally, the Pass Through Trustee shall comply with the reporting requirements imposed under Treasury Regulation 1.67.

SECTION 9.   SUPPLEMENTAL TRUST AGREEMENTS

     Section 9.1 Supplemental Trust Agreement Without Consent of Certificateholders. Without the consent of the Holder of any Certificates, the Facility Lessees may, and the Pass Through Trustee (subject to Section 9.3) shall, at any time and from time to time enter into one or more agreements supplemental hereto, in form satisfactory to the Pass Through Trustee, for any of the following purposes:

             (1) to evidence the succession of another Person to any Facility Lessee and the assumption by any such successor of the obligations of such Facility Lessee herein contained;

             (2) to add to the covenants of the Facility Lessees, for the protection of the Holders of the Certificates;

             (3) to surrender any right or power herein conferred upon the Facility Lessees;

             (4) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Pass Through Trust Agreement; provided that any such action will not adversely affect in any material respect the interests of the Holders of the Certificates;

             (5) to correct or amplify the description of property that constitutes Trust Property or the conveyance of such property to the Pass Through Trustee;

             (6) to evidence and provide for a successor Pass Through Trustee;

             (7) to comply with requirements of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body;

             (8) at any time that the Certificates shall be subject to the Trust Indenture Act, to modify, eliminate or add to the provisions of this Pass Through Trust Agreement to the extent as shall be necessary to qualify or continue the qualification of this Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act (if such qualification is required) or under any similar Federal statute hereafter enacted, or to add to this Pass Through Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted;

             (9) to modify, amend or supplement any provision herein to reflect changes relating to the assumption and substitution of any Lessor Note pursuant to Section 2.10(b) of the Collateral Trust Indenture; or

             (10) to add, eliminate, or change any provision under this Pass Through Trust Agreement that will not adversely affect the interests of the Certificateholders in any material respect;

provided that in each case the Pass Through Trustee shall have received an opinion of counsel, which may be counsel to the Facility Lessees, to the effect that such supplemental agreement does not cause the Pass Through Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-4 or to be taxable as other than a pass through entity for Federal income tax purposes.

     Section 9.2   Supplemental Trust Agreements with Consent of
Certificateholders. With the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all

Certificates at the time Outstanding (determined as provided in Section 1.4(c) hereof), by Act of said Holders delivered to the Facility Lessees and the Pass Through Trustee, the Facility Lessees may (with the consent of the Owner Lessors, such consent not to be unreasonably withheld), and the Pass Through Trustee (subject to Section 9.3 hereof) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Pass Through Trust Agreement or of modifying in any manner the rights and obligations of the Holders of the Certificates under this Pass Through Trust Agreement; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Certificate affected thereby:

          (1) reduce in any manner the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Lessor Notes held in the Pass Through Trust, or distributions that are required to be made herein on any Certificate of such Pass Through Trust, or change any date of payment on any such Certificate, or change the place of payment where, or the coin or currency in which, any such Certificate is payable, or impair the right of any Holder of any such Certificate to institute suit for the enforcement of any such payment or distribution on or after the Distribution Date or Special Distribution Date applicable thereto; or

          (2) except as provided in this Pass Through Trust Agreement, permit the disposition of any Lessor Note in the Trust Property, or permit the creation of any lien on the Trust Property, or otherwise deprive any Certificateholder of the benefit of the ownership of the Lessor Notes held in the Pass Through Trust or the lien of the related Collateral Trust Indenture; or

          (3) reduce the percentage of the aggregate Fractional Undivided Interests which is required to approve any such supplemental agreement, or reduce such percentage required for any waiver provided for in this Pass Through Trust Agreement.

Notwithstanding the foregoing, no such supplemental agreement shall be entered into unless the Pass Through Trustee shall have received an opinion of counsel, which may be counsel to the Facility Lessees or any of them, to the effect that such supplemental agreement does not cause the Pass Through Trust to become taxable as an "association", within the meaning of Treasury Regulation Section 301.7701-4 or to be taxable as other than a pass through entity for Federal income tax purposes.

          It shall not be necessary for any Act of Certificateholders under this Section 9.2 to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

  Section 9.3 Documents Affecting Immunity or Indemnity. If in the opinion of the Pass Through Trustee any document required to be executed by it pursuant to the terms of Section 9.1 or 9.2 affects any interest, right, duty, immunity or indemnity in favor of the Pass Through Trustee under this Pass Through Trust Agreement, the Pass Through Trustee may in its discretion decline to execute such document.

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

     Section 9.4 Execution of Supplemental Trust Agreements. In executing, or accepting the additional trusts created by, any supplemental agreement permitted by this Section 9 or the modification thereby of the trusts created by this Pass Through Trust Agreement, the Pass Through Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Pass Through Trust Agreement.

     Section 9.5 Effect of Supplemental Trust Agreements. Upon the execution of any supplemental agreement under this Section 9, this Pass Through Trust Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Pass Through Trust Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 9.6 Reference in Certificates to Supplemental Trust Agreements. Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Section 9 may bear a notation in form approved by the Pass Through Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.

     Section 9.7 Conformity with Trust Indenture Act. Every supplemental agreement under this Section 9 executed at a time that the Certificates shall be subject to the Trust Indenture Act, shall conform to requirements of the Trust Indenture Act as in effect on the date such supplemental agreement is executed.

SECTION 10. AMENDMENTS AND CONSENTS TO COLLATERAL TRUST INDENTURE AND OTHER OPERATIVE DOCUMENTS

              (a) In the event that the Pass Through Trustee, as holder of any Lessor Note in trust for the benefit of the Certificateholders, receives a request for a consent to any amendment, modification, waiver or supplement under the Collateral Trust Indenture or other Operative Document that requires the consent of the holder of such Lessor Note, the Pass Through Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder registered on the Register as of such date. Any such notice shall describe the proposed amendment, modification, waiver or supplement (or attach a copy thereof). The Pass Through Trustee shall request from the Certificateholders Directions as to (i) whether or not to direct the applicable Indenture Trustee to take or refrain from taking any action which a holder of such Lessor Note has the option to direct, (ii) whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such Lessor Note and (iii) how to vote any Lessor Note if a vote has been called for with respect thereto. Any such request shall specify a date by which Certificateholders are requested to respond. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Lessor Note, the Pass Through Trustee shall vote or consent with respect to such Lessor Note in the same proportion as the Certificates were actually voted by Acts of Holders delivered to the Pass Through Trustee at least two Business Days before the Pass Through Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to Section 6.4, in the case that an Event of Default hereunder shall have occurred and be

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

continuing, the Pass Through Trustee may, in its own discretion and at its own direction, consent and notify the applicable Indenture Trustee of such consent to any amendment, modification, waiver or supplement under the applicable Collateral Trust Indenture or other Operative Document.

              (b) With respect to consents, approvals, waivers and authorizations which under the terms of Section 8 of the applicable Collateral Trust Indenture may be given by the applicable Indenture Trustee without the necessity of the consent of any of the holders of Lessor Notes, no consent, approval, waiver or authorization shall be required hereunder on the part of the Pass Through Trustee or the Certificateholders.

SECTION 11.   TERMINATION OF PASS THROUGH TRUST

     Section 11.1 Termination of the Pass Through Trust. The respective obligations and responsibilities of the Facility Lessees and the Pass Through Trustee created hereby and the Pass Through Trust created hereby shall terminate upon the distribution to all Certificateholders of all amounts required to be distributed to them pursuant to this Pass Through Trust Agreement and the disposition of all property held as part of the Trust Property; provided, however, that if and to the extent that any of the options, rights and privileges granted under this Pass Through Trust Agreement, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interest in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Pass Through Trust Agreement, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Pass Through Trust Agreement of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush, William J. Clinton and George W. Bush or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Pass Through Trust Agreement, whichever of (a) or (b) is shorter.

          Notice of any termination, specifying the Distribution Date (or Special Distribution Date, as the case may be) upon which the Certificateholders may surrender their Certificates to the Pass Through Trustee for payment of the final distribution and cancellation (at maturity, redemption or otherwise), shall be mailed promptly by the Pass Through Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final distribution specifying (A) the Distribution Date (or Special Distribution Date, as the case may be) upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Pass Through Trustee therein specified, (B) the amount of any such final payment, and (C) that the Record Date otherwise applicable to such Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Pass Through Trustee therein specified. The Pass Through Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Pass Through Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date or Special Distribution Date, as the case may be, pursuant to Section 4.2 hereof.

          In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Pass Through Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. In the event that any money held by the Pass Through Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years (or such lesser time as the Pass Through Trustee shall be satisfied, after sixty days' written notice from the Facility Lessees, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Pass Through Trustee shall pay to each Indenture Trustee the appropriate amount of money relating to such Indenture Trustee and shall give written notice thereof to the Owner Lessors, the Owner Participants and the Facility Lessees.

SECTION 12.   MISCELLANEOUS PROVISIONS

     Section 12.1 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Pass Through Trust Agreement or the Pass Through Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Pass Through Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Section 12.2 Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Pass Through Trust, the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Pass Through Trust or for any reason whatsoever, and Certificates (upon authentication thereof by the Pass Through Trustee pursuant to Section 3.2 hereof) are and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Pass Through Trust established hereunder, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association.

     Section 12.3 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to such party and copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other party:

          If to South Point:

               South Point Energy Center, LLC
               c/o Calpine Northbrook Office
               650 Dundee Road, Suite 350
               Northbrook, IL  60062
               Attention:   Senior Counsel
               Telephone:   (847) 559-9800
               Facsimile:   (847) 559-1805


          If to Broad River:

               Broad River Energy LLC
               c/o Calpine Northbrook Office
               650 Dundee Road, Suite 350
               Northbrook, IL  60062
               Attention:   Senior Counsel
               Telephone:   (847) 559-9800
               Facsimile:   (847) 559-1805


          If to RockGen:

               RockGen Energy LLC
               c/o Calpine Northbrook Office
               650 Dundee Road, Suite 350
               Northbrook, IL  60062
               Attention:   Senior Counsel
               Telephone:   (847) 559-9800
               Facsimile:   (847) 559-1805


          If to the Pass Through Trustee:

               State Street Bank and Trust Company of Connecticut, National Association
               225 Asylum Street, Goodwin Square
               Hartford, CT 06103
               Attention:   Corporate Trust Department
               Telephone:   (860) 244-1822
               Facsimile:   (860) 244-1889

  Section 12.4 Successors and Assigns.

          (a) This Pass Through Trust Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof.

          (b) Except as expressly provided herein or in the other Operative Documents, no party hereto may assign its interests or transfer its obligations herein without the consent of the other parties hereto.

  Section 12.5 Business Day. In any case where any Distribution Date or Special Distribution Date relating to any Certificate is not a Business Day, then (notwithstanding any other provision of this Pass Through Trust Agreement) the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such Distribution Date or Special Distribution Date and, provided that such payment is made on such succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

  Section 12.6 GOVERNING LAW. THIS PASS THROUGH TRUST AGREEMENT, THE CERTIFICATES AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE IN ALL RESPECTS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF, OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401).

  Section 12.7 Severability. Any provision of this Pass Through Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

  Section 12.8 Benefits of Pass Through Trust Agreement. Nothing in this Pass Through Trust Agreement or in the Certificates, express or implied, shall give to any person, other than the Facility Lessees, the Pass Through Trustee, the Owner Lessors and each Indenture Trustee, and their respective successors, and the Holders of Certificates as expressly provided herein, any benefit or any legal or equitable right, remedy or claim under this Pass Through Trust Agreement.

  Section 12.9 Counterparts. This Pass Through Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

  Section 12.10 Headings and Table of Contents. The headings of the sections of this Pass Through Trust Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     Section 12.11 Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents and assurances for and take such further action reasonably requested by the other party, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Pass Through Trust Agreement.

     Section 12.12 Statement of Intent. It is intended that, if the Pass Through Trust were ever to be classified as a partnership for Federal income tax purposes, that the Pass Through Trust be excluded from the application of Subchapter K of the Internal Revenue Code, in accordance with Treasury Regulation 1.761-2(b)(2)(ii).

          IN WITNESS WHEREOF, the Facility Lessees and the Pass Through Trustee have caused this Pass Through Trust Agreement to be duly executed and delivered by their respective officers thereunto duly authorized.

                    SOUTH POINT ENERGY CENTER, LLC

                    By:  ______________________________________________
                         Name:
                         Title:


                    BROAD RIVER ENERGY LLC

                    By:  ______________________________________________
                         Name:
                         Title:


                    ROCKGEN ENERGY LLC

                    By:  ______________________________________________
                         Name:
                         Title:

                    STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, as Pass Through Trustee

                    By:  ______________________________________________
                         Name:
                         Title:

                                                                      SCHEDULE 1


                            Participation Agreements

          The Participation Agreement providing for Lease Transactions to be financed by the purchase of Lessor Notes hereunder, and the parties thereto, are as follows:

South Point

Participation Agreement, dated October 18, 2001, by and between South Point Energy Center, LLC, as the Facility Lessee, South Point OL-1, LLC, as Owner Lessor, Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided, but solely as Lessor Manager, Calpine Corporation, as Guarantor, SBR OP-1, LLC, as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Indenture Trustee, and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

Participation Agreement, dated October 18, 2001, by and between South Point Energy Center, LLC, as the Facility Lessee, South Point OL-2, LLC, as Owner Lessor, Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided, but solely as Lessor Manager, Calpine Corporation, as Guarantor, SBR OP-2, LLC, as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Indenture Trustee, and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

Participation Agreement, dated October 18, 2001, by and between South Point Energy Center, LLC, as the Facility Lessee, South Point OL-3, LLC, as Owner Lessor, Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided, but solely as Lessor Manager, Calpine Corporation, as Guarantor, SBR OP-3, LLC, as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Indenture Trustee, and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

Participation Agreement, dated October 18, 2001, by and between South Point Energy Center, LLC, as the Facility Lessee, South Point OL-4, LLC, as Owner Lessor, Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided, but solely as Lessor Manager, Calpine Corporation, as Guarantor, SBR OP-4, LLC, as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Indenture Trustee, and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

                                    SCH 1-1

Broad River

Participation Agreement, dated October 18, 2001, by and between Broad River Energy LLC, as the Facility Lessee, Broad River OL-1, LLC, as Owner Lessor, Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided, but solely as Lessor Manager, Calpine Corporation, as Guarantor, SBR OP-1, LLC, as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Indenture Trustee, and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

Participation Agreement, dated October 18, 2001, by and between Broad River Energy LLC, as the Facility Lessee, Broad River OL-2, LLC, as Owner Lessor, Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided, but solely as Lessor Manager, Calpine Corporation, as Guarantor, SBR OP-2, LLC, as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Indenture Trustee, and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

Participation Agreement, dated October 18, 2001, by and between Broad River Energy LLC, as the Facility Lessee, Broad River OL-3, LLC, as Owner Lessor, Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided, but solely as Lessor Manager, Calpine Corporation, as Guarantor, SBR OP-3, LLC, as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Indenture Trustee, and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

Participation Agreement, dated October 18, 2001, by and between Broad River Energy LLC, as the Facility Lessee, Broad River OL-4, LLC, as Owner Lessor, Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided, but solely as Lessor Manager, Calpine Corporation, as Guarantor, SBR OP-4, LLC, as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Indenture Trustee, and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

RockGen

Participation Agreement, dated October 18, 2001, by and between RockGen Energy LLC, as the Facility Lessee, RockGen OL-1, LLC, as Owner Lessor, Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided, but solely as Lessor Manager, Calpine Corporation, as Guarantor, SBR OP-1, LLC, as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Indenture Trustee, and State Street Bank and Trust

                                    SCH. 1-2

Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

Participation Agreement, dated October 18, 2001, by and between RockGen Energy LLC, as the Facility Lessee, RockGen OL-2 LLC, as Owner Lessor, Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided, but solely as Lessor Manager, Calpine Corporation, as Guarantor, SBR OP-2 LLC, as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Indenture Trustee, and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

Participation Agreement, dated October 18, 2001, by and between RockGen Energy LLC, as the Facility Lessee, RockGen OL-3 LLC, as Owner Lessor, Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided, but solely as Lessor Manager, Calpine Corporation, as Guarantor, SBR OP-3 LLC, as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Indenture Trustee, and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

Participation Agreement, dated October 18, 2001, by and between RockGen Energy LLC, as the Facility Lessee, RockGen OL-4 LLC, as Owner Lessor, Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided, but solely as Lessor Manager, Calpine Corporation, as Guarantor, SBR OP-4 LLC, as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Indenture Trustee, and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee.

                                    SCH. 1-3

                                                                       EXHIBIT A

                               FORM OF CERTIFICATE

              [LEGEND IF CERTIFICATE IS A RESTRICTED CERTIFICATE]

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTION WHICH IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(L), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT, RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO THE FACILITY LESSEES OR ANY OF THEM OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE PASS THROUGH TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE PASS THROUGH TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE FACILITY LESSEES THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE PASS THROUGH TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PASS THROUGH TRUST

                                    EXH A-1

AGREEMENT CONTAINS A PROVISION REQUIRING THE PASS THROUGH TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          BY ITS ACQUISITION OF ANY CERTIFICATE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED, ON EACH DAY FROM THE DATE ON WHICH THE HOLDER ACQUIRES THE CERTIFICATE THROUGH AND INCLUDING THE DATE ON WHICH THE HOLDER DISPOSES OF ITS INTEREST IN SUCH CERTIFICATE, EITHER THAT (A) IT IS NOT A PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR OTHER PLAN, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY PLAN SUBJECT TO ERISA OR OTHER PLAN, OR A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ITS PURCHASE, HOLDING AND DISPOSITION OF SUCH CERTIFICATE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE, ALL THE CONDITIONS OF WHICH ARE SATISFIED.

                                    EXH A-2

        SOUTH POINT, BROAD RIVER AND ROCKGEN SERIES A PASS THROUGH TRUST

                    8.400% Pass Through Certificate, Series A

                               CUSIP: 839521 AA 9

                               ISIN: US839521AA90

                      Final Distribution Date: May 30, 2012

                    evidencing a fractional undivided interest in a trust, the property of which includes certain notes secured by certain property leased or subleased to South Point Energy Center, LLC, Broad River Energy LLC and RockGen Energy LLC

Certificate No._______                   $[      ] Fractional Undivided Interest

          THIS CERTIFIES THAT _________________, for value received, is the registered owner of a $______________ (__________ dollars) Fractional Undivided Interest in the South Point, Broad River and RockGen Series A Pass Through Trust (the "Pass Through Trust") created pursuant to a Pass Through Trust Agreement, dated as of October 18, 2001 (the "Agreement") among South Point Energy Center, LLC, a Delaware limited liability company, Broad River Energy LLC, a Delaware limited liability company, RockGen Energy LLC, a Wisconsin limited liability company (individually, a "Facility Lessee" and collectively, the "Facility Lessees") and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Pass Through Trustee"), a summary of certain of the pertinent provisions of which is set forth below. The initial Fractional Undivided Interest evidenced hereby may change from time to time in accordance with the terms of the Agreement, such changes as evidenced by the records of the Pass Through Trustee, which shall be conclusive absent manifest error. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "8.400% Pass Through Certificates, Series A" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Pass Through Trust includes certain Lessor Notes (the "Trust Property"). Each Lessor Note is secured by a security interest and lien over the Undivided Interest subject to the Lease relating to the Collateral Trust Indenture under which such Lessor Note was issued and certain other related property described in such Collateral Trust Indenture, and liability thereunder is limited to the income and proceeds of such security.

          Subject to and in accordance with the terms of the Agreement, from funds then available to the Pass Through Trustee, there will be distributed on each May 30 and November 30 (a "Distribution Date"), commencing on May 30, 2002, to the person in whose name this

                                    EXH A-3

Certificate is registered at the close of business on the day of the month which is fifteen days preceding the Distribution Date, an amount in respect of the Scheduled Payments on the Lessor Notes due on such Distribution Date, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Lessor Notes are received by the Pass Through Trustee, from funds then available to the Pass Through Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the day of the month which is fifteen days preceding the Special Distribution Date, an amount in respect of such Special Payments on the Lessor Notes, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. The Special Distribution Date shall be determined as provided in the Agreement. If a Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same effect as if made on the date on which such payment was due. The Pass Through Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Holders of the Certificates.

          Distributions on this Certificate will be made by the Pass Through Trustee (i) if (A) The Depository Trust Company ("DTC") or its nominee is the Certificateholder of record of this Certificate, or (B) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $10,000,000, or (C) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $1,000,000 and so requests to the Pass Through Trustee, by wire transfer in immediately available funds to an account maintained by such Certificateholder with a bank, or (ii) if none of the above apply, by check mailed to such Certificateholder at the address appearing in the Register, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Pass Through Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Pass Through Trustee specified in such notice.

          [Unless this Certificate is presented by an authorized representative of DTC to the Facility Lessees or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.]*

          Each Person who acquires or accepts this Certificate or an interest herein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no

__________________________

* This legend to appear on Book-Entry Certificates to be deposited with The Depository Trust Company.

                                    EXH A-4

Plan assets have been used to purchase this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or interest herein are either exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or do not constitute a prohibited transaction under such restrictions of ERISA and the Code.

          This Certificate shall be governed by and construed in accordance with the law of the State of New York.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Pass Through Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Pass Through Trustee has caused this Certificate to be duly executed.

                    SOUTH POINT, BROAD RIVER AND ROCKGEN SERIES A PASS THROUGH TRUST

                    By: STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION,
                         as Pass Through Trustee

                    By:
                         _________________________________
                         Name:
                         Title:

                                    EXH A-5

                            [Reverse Of Certificate]

          The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Facility Lessees, the Pass Through Company or the Pass Through Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have received sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Pass Through Trustee, and at such other places, if any, designated by the Pass Through Trustee, by any Certificateholder upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Facility Lessees and the rights of the Certificateholders under the Agreement at any time by the Facility Lessees and the Pass Through Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Pass Through Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $100,000 Fractional Undivided Interest and any integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations

                                    EXH A-6
evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Pass Through Trustee shall require payment of an amount sufficient to cover any tax or charge payable in connection therewith.

          The Pass Through Trustee, the Facility Lessees, the Owner Lessors, the Registrar and any agent of the Pass Through Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Pass Through Trustee, the Facility Lessees, the Owner Lessors, the Registrar nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Pass Through Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                                    EXH A-7

                                                                       EXHIBIT B

FORM OF PASS THROUGH TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.

                    STATE STREET BANK AND TRUST
                    COMPANY OF CONNECTICUT, NATIONAL
                    ASSOCIATION,
                    as Pass Through Trustee

                    By:_________________________________________
                       Name:
                       Title:

                                    EXH B-1

                                                                       EXHIBIT C

                          FORM OF TRANSFER CERTIFICATE

        SOUTH POINT, BROAD RIVER AND ROCKGEN SERIES A PASS THROUGH TRUST

                       PASS THROUGH CERTIFICATES SERIES A

          This is to certify that as of the date hereof with respect to $__________ (__________ dollars) Fractional Undivided Interest of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Certificates") for registration of transfer, or for exchange where the securities issuable upon such exchange are to be registered in a name other than that of the undersigned Holder (each such transaction being a "transfer"), the undersigned Holder (as defined in the Pass Through Trust Agreement) certifies that the transfer of Surrendered Certificates associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Certificates for the reason checked below:

[ ]   Transfer to South Point, Broad River and RockGen Series A Pass Through
      Trust.

[ ] Transfer inside the United States to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act.

[ ] Transfer pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (if available).

[ ] Transfer outside the United States in compliance with Rule 904 of the Securities Act.

[ ] Transfer inside the United States (i) to an Institutional Accredited Investor that has previously furnished to the Pass Through Trustee a signed letter containing certain representations and agreements relating to restrictions on transfer and (ii) by a Holder that has previously furnished to the Facility Lessees and the Registrar such certifications, legal opinions or other information requested to confirm that such transfer is in compliance with the Securities Act.

                                [Name of Holder]

                                _________________

Dated: _____________, _____*

*To be dated the date of presentation or surrender

                                    EXH C-1

                                                                       EXHIBIT D

                          FORM OF PURCHASE LETTER FOR
                       INSTITUTIONAL ACCREDITED INVESTORS

_______________________

_______________________

_______________________

As Initial Purchasers in connection
with the Offering Memorandum referred
to below

c/o _____________
[Address]
[City, State, Zip]

Ladies and Gentlemen:

          In connection with our proposed purchase of Pass Through Certificates, Series A (the "Certificates") evidencing a fractional undivided interest in one of two pass through trusts, the property of which consists of certain notes secured by certain property leased to South Point Energy Center, LLC, Broad River Energy LLC and RockGen Energy LLC (collectively, the "Facility Lessees"), we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum") relating to the Certificates and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated under the captions "Notice to Investors" and "Plan of Distribution" in such Offering Memorandum, and the restrictions on duplication and circulation of such Offering Memorandum.

          2. We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Pass Through Trust Agreement (the "Pass Through Trust Agreement") relating to the Certificates and conditions set forth under "Notice to Investors" and "Plan of Distribution" and we agree to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          3. We understand that the offer and sale of the Certificates has not been registered under the Securities Act, and that the Certificates may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf

                                    EXH D-1
     of any accounts for which we are acting as hereinafter stated, that if we should sell any Certificates within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to the Facility Lessees or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Pass Through Trustee under the Pass Through Trust Agreement, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Certificates (the form of which letter can be obtained from the Pass Through Trustee) and an opinion of counsel acceptable to the Facility Lessees that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Certificates from us a notice advising such purchaser that resales of the Certificates are restricted as stated herein.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
     Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Certificates purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          6. We are not acquiring the Certificates with a view to distribution thereof or with any present intention of offering or selling any Certificates, except as permitted above; provided, that the disposition of our property and property of any accounts for which we are acting as fiduciary will remain at all times within our control.

                                    EXH D-2

          You, the Facility Lessees and the Pass Through Trustee are entitled to rely on this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                    Very truly yours,

                    By: _______________________
                        Name:
                        Title:
                        Date:

                                    EXH D-3